Exhibit 99.3

                                     SECOND
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             RD PROPERTIES, L.P. VI


                  SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of January 1, 1998 by and among RD New York VI, LLC (the "General Partner"), as general partner of RD Properties, L.P. VI (the "Partnership") and the entities listed on Schedule A hereto as limited partners.

                  WHEREAS, the Partnership was formed by the filing of a certificate of limited partnership and a first amended and restated agreement of limited partnership was executed as of January 1, 1998.

                  WHEREAS, the General Partner, the Partnership, and the Limited Partners desire to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act for the limited purposes and subject to the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1.  Definitions.  As used herein, the
following terms have the following meanings:

                  "Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time. Any and all references to specific provisions of the Act shall be deemed to refer to any corresponding provisions of any succeeding law.

                  "Advisory Committee" means the group of Limited Partners consisting of representatives of the two Limited Partners with the largest Capital Commitment Percentages and representatives of such other Limited Partners as are so designated by the General Partner. The Advisory Committee will meet periodically, either in person or by telephone, and will be informed of major decisions, any potential conflicts that might arise between the General Partner and the Limited Partners, and

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review annually fees paid to the General Partner and its
Affiliates by the Partnership.

                  "Affiliate", with respect to any Person, means (i) any Person directly or indirectly controlling, controlled by, or under common control with, such Person, (ii) any Person directly or indirectly owning or controlling 10% or more of the outstanding voting securities of such Person, (iii) any officer, partner, director or trustee of such Person, (iv) if such Person is an officer, partner, director or trustee, any Person for which such Person acts in any such capacity, and (v) as to any Person or any officer, partner, director or trustee mentioned above who is an individual, the members of the immediate family of such individual. For purposes of this definition, "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Amended and Restated Agreement of Limited Partnership, as amended from time-to-time.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to be closed.

                  "Capital Account" has the meaning set forth in
Section 6.3

                  "Capital Commitment" means, with respect to any Partner, the amount specified as such Partner's Capital Commitment on Schedule B. The Capital Commitment of the General Partner at any time shall equal the lesser of 1.67% of the aggregate Capital Commitments of all Partners in the Partnership and all limited partners in the Sister Partnerships at such time and $1,000,000. The Capital Commitment of each Partner (other than a Defaulting Partner and other than with respect to Investments for which a Commitment has been made) shall be zero after the Full Investment Date.

                  "Capital Commitment Percentage" means, with respect to any Partner, initially the percentage specified as such Partner's Capital Commitment Percentage on Schedule B and after a Capital Contribution has been made, a fraction, the numerator of which is a Partner's unfunded Capital Commitment and the denominator of which is all of the Partners' unfunded Capital Commitments.

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                  "Capital Contribution" means, with respect to any Partner, a cash payment or contribution by such Partner to the Partnership pursuant to
Article V.

                  "Capitalized Cost" means, with respect to a particular Investment as of a particular time, the total of all amounts expended with respect to such Investment before such time which are capitalized under generally accepted accounting principles and disregarding any depreciation or amortization.

                  "Closing Date" means January 1, 1998.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any and all references to specific provisions of the Code shall be deemed to refer to any corresponding provisions of any succeeding law.

                  "Contribution Agreement" means the Contribution and Share Purchase Agreement, dated as of April 15, 1998, among the Contributing Owners identified therein, the Contributing Entities identified therein, RD Properties, L.P. VI, RD Properties, L.P.
VIA, RD Properties, L.P. VIB, Mark Centers Trust and Mark Centers Limited Partnership.

                  "Defaulting Partner" has the meaning set forth in
Section 5.3(a).

                  "Disposition" means the sale, exchange, cancellation, financing, refinancing, transfer or other similar disposition of all or any portion of an Investment; provided that "Disposition" shall not include any tax-deferred exchange under the Code, or any lease, easement, license or other transfer of an interest in an Investment in the ordinary course of the business of the Partnership.

                  "Distributable Proceeds" means cash proceeds generated by operations, refinancings or sales, or other property of the Partnership, which the General Partner determines is available for distribution to the Partners and which the General Partner has determined (i) is in excess of the aggregate amount of any then payable Partnership Expenses, and (ii) is not required to be reserved for future needs with respect to existing Investments, the operation of the Partnership, contingencies, working capital or any other valid business purpose.

                  "Drawdown Amount" has the meaning set forth in Section
5.2(b).

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                  "Drawdown Date" has the meaning set forth in Section
5.2(b).

                  "Drawdown Notice" has the meaning set forth in Section
5.2(a).

                  "Effective Date" means the later of the stated date of this Agreement or the date that the General Partner files an appropriate certificate of limited partnership on behalf of the Partnership in the Office of the Secretary of State of the State of Delaware.

                  "Event of Default" means the failure by the General Partner to perform any of its material obligations under this Agreement, which failure shall not have been cured by the General Partner within ten (10) Business Days after the receipt by the General Partner of written notice of the occurrence of such failure by a Limited Partner, provided that if such failure is capable of being cured but cannot be cured with diligent efforts within such period of 10 Business Days and if the General Partner has commenced to cure such failure within such period of 10 Business Days, no Event of Default shall be deemed to have occurred unless either (a) the General Partner ceases to proceed diligently to cure such failure or (b) such failure is not cured within ninety (90) days after the receipt by the General Partner of such written notice of the occurrence of such failure by a Limited Partner.

                  "Fair Market Value" means an amount equal to either (a) the average of the closing prices for the Shares, as officially reported on the principal national securities exchange on which the Shares are then listed or admitted for trading, during the twenty (20) consecutive days immediately preceding the specified valuation date, or (b) if the Shares are not then listed or admitted for trading on any national securities exchange but are designated as a national market system security by the National Association of Securities Dealers, Inc. (the "NASD"), the average of the closing bid and asked prices for the Shares as shown by the NASD automated quotation system during the twenty
(20) days immediately preceding the specified valuation date, or (c) if the Shares are not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, then the value as determined by an independent appraiser mutually agreed to by the General Partner and the Limited Partners; provided, however, that except as specifically provided herein, if as of any date of determination of Fair Market Value the number of outstanding shares of Mark Centers Trust is (a) less than 40 million but equal to or greater than 30 million, the Fair

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Market Value as calculated above shall be multiplied by 97.5%, (b) less than 30 million but equal to or greater than 20 million, the Fair Market Value as calculated above shall be multiplied by 95%, or (c) less than 20 million, the Fair Market Value as calculated above shall be multiplied by 92.5%.

                  "Fiscal Period" means, with respect to any specified period, such period treated as a single accounting period.

                  "Fiscal Year" has the meaning set forth in Section 2.5.

                  "Fractions Rule Percentage" means, with respect to each Limited Partner, such Limited Partner's Interest Percentage.

                  "Full Investment Date" means the date which is the earlier of
(i) the date which is 36 months from the Closing Date or (ii) the date upon which none of the Partners has any Remaining Capital Commitments.

                  "General Partner" means, at any time, any Person who, at such time, serves as a general partner of the Partnership and is either RD New York VI, LLC, or a Person admitted as a general partner pursuant to Section 10.1.

                  "Initial Investment Capital" means an amount of funds contributed, in one or more transactions, by the Limited Partner, for Partnership organizational expenses, not to exceed in the aggregate the Partnership's Proportionate Share of $125,000, which funds shall be contributed to the Partnership on the Closing Date or, if later, at which time such Limited Partner is admitted to the Partnership. Initial Investment Capital shall be used by the Partnership to pay, or to reimburse the General Partner for, offering and organization expenses. To the extent that the Initial Investment Capital of a Limited Partner is greater than such Limited Partner's pro rata share of the actual amount of organization and offering expenses incurred through the end of the Partnership's offering period, such excess shall be treated as an advance of that Partner's Capital Contribution and such excess, together with a return calculated in the same manner as the return described in Section 6.2 on such excess amount, shall be paid to such Partner from Capital Contributions made by Limited Partners subsequently admitted to the Partnership.

                  "Interest" means, with respect to any Partner, the interest of such Partner in the Partnership at any particular time, including the rights and obligations of such Partner as provided in this Agreement and the Act.

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                  "Interest Percentage" means, with respect to any Partner, the percentage specified as such Partner's Interest Percentage set forth on Schedule C, subject to adjustment in accordance with Sections 5.4 and 5.5.

                  "Investment" means any acquisition or investment by the Partnership in any of the following:

                             (i) any real property, buildings, structures or other improvements or fixtures located thereon or therein (including any additions thereto or expansions thereof, or any remodeling, rehabilitation or redevelopment thereof) and any personal property used in connection therewith, or any leasehold, license, right, easement or any other estate or interest or any option with respect thereto, which are (a) primarily used or intended to be used primarily as or in connection with any retail shopping centers and located east of the Mississippi River, (b) a part of, adjacent to or ancillary to property which is an Investment or is intended to become an Investment, or (c) with respect to up to 20% of the funds expended or to be expended by the Partnership for Investments, any multi-family assets; and

                            (ii) any mortgage or other secured loan, either performing or non-performing, or any interest in or convertible debt or securities of any partnership, corporation, limited liability company, joint venture, trust, real estate investment trust or other entity or investment vehicle, relating to any interest referred to in clause (i) immediately above or which is principally secured by an interest referred to in clause (i) immediately above or which principally invests in any interests referred to in clause (i) immediately above; and

                           (iii) the Shares.

                  "Investment Period" means the period beginning on the Closing Date and ending on the Full Investment Date.

                  "Limited Partner" means, at any time, any Person who is at such time a limited partner of the Partnership, and shall include any Person admitted to the Partnership as a limited partner pursuant to Section 11.3.

                  "Mark Centers Trust" means Mark Centers Trust, a Maryland real estate investment trust (expected to be renamed Acadia Realty Trust upon consummation of the transactions contemplated by the Contribution Agreement) and its successors.

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                  "MCT Closing Date" means the date on which the
Partnership acquires the Shares.

                  "Net Income" or "Net Loss" means the net income or net loss of the Partnership for any Fiscal Period, as determined for federal income tax purposes, with the following adjustments:

                          (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss hereunder shall be added to such taxable income or loss;

                          (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to applicable Regulations under Code Section 704 and not otherwise taken into account in computing Net Income or Net Loss hereunder shall be subtracted from such taxable income or loss; and

                           (iii) any adjustment required in accordance with
         Section 6.5(c) shall be made.

                  "Partners" means, at any time, the General Partner and all of the Limited Partners at such time. "Partner" means, at any time, any one of the Partners at such time.

                  "Partnership" means the partnership formed and governed by the terms of this Agreement, as such partnership may from time to time be constituted.

                  "Partnership Expenses" has the meaning set forth in
Section 3.4(a).

                  "Partnership's Proportionate Share" shall mean a fraction, the numerator of which is the number of Shares acquired by the Partnership on or about the Closing Date and the denominator of which is the aggregate number of Shares acquired by the Partnership and all Sister Partnerships on or about the Closing Date.

                  "Payment Default" means the failure of a Partner to make all or a portion of any Capital Contribution required to be made by such Partner on the applicable Drawdown Date.

                  "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust or other entity.

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                  "Preferred Return" has the meaning set forth in
Section 6.2.

                  "Prime Rate" means the rate of interest publicly announced from time to time by Chase Manhattan Bank, N.A., as its prime rate or reference rate, or if Chase Manhattan Bank, N.A., shall cease to announce its prime rate or reference rate for any reason, the rate of interest announced from time to time by another money center bank as its prime or reference rate, which bank shall be selected by the General Partner upon consultation with the Limited Partners.

                  "Qualified Organization" means any organization described in Code Section 511(a)(2).

                  "Regulations" means the applicable Treasury
Regulations, including Proposed and Temporary Treasury
Regulations, under the Code. Any and all references herein to specific provisions of the Regulations shall be deemed to refer to any corresponding successor provision.

                  "Reimbursable Expenses" has the meaning set forth in Schedule D.

                  "Remaining Capital Commitment" means, with respect to any Partner at any time, the excess, if any, of (i) such Partner's Capital Commitment over (ii) such Partner's aggregate Capital Contributions made prior to such time. For purposes of this definition, any Partner's aggregate Capital Contributions at any time shall be reduced by the aggregate amount theretofore returned to such Partner pursuant to the penultimate sentence of Section 5.2(b)(1).

                  "Required Partners" means at any time such Limited Partners (other than any Defaulting Partner if one should then exist) having at least sixty-six and two-thirds percent 66 2/3%) of the aggregate Capital Commitments of all Limited Partners (excluding the aggregate Capital Commitments of any Defaulting Partner).

                  "Shares" means common shares of beneficial interest of Mark Centers Trust, to be acquired by the Partnership pursuant to the Contribution Agreement.

                  "Sister Partnerships" means the other partnerships sponsored by the General Partner or its Affiliates for purposes of acquiring common shares of beneficial interest of Mark Centers Trust pursuant to the Contribution Agreement, which partnerships

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are listed on Schedule E, as well as any other similar partnership which acquires shares of beneficial interest of Mark Centers Trust on the MCT Closing Date pursuant to the Contribution Agreement. On or about the MCT Closing Date, the General Partner will indicate on Schedule E the number of common shares of beneficial interest of Mark Centers Trust that have been acquired by each Sister Partnership.

                  "Transaction Fees" has the meaning set forth in
Section 3.4(b).

                  "Transfer" means a sale, exchange, transfer, assignment, pledge, hypothecation or other disposition of all or any portion of an Interest, either directly or indirectly, to another Person. When used as a verb, the term "Transfer" shall have a correlative meaning.

                  "UBTI" means "unrelated business taxable income" as defined in Code Sections 511 through 514 or, where the context so requires, gross income required to be taken into account in determining unrelated business taxable income pursuant to Code Section 513.

                  "Unreturned Capital" means, as of any date, a Partner's aggregate Capital Contributions reduced by the amount of cash (or the Fair Market Value of the Shares) (a) distributed to such Partner pursuant to Sections 6.1(a)(ii) or (b) deemed distributed to such Partner pursuant to Section 6.1(a)(ii) under and in accordance with the provisions of Section 6.1(e).

                  "Yale" means Yale University, a Connecticut corporation.

Certain defined terms which are intended to be used only within the confines of a single Section of this Agreement are not necessarily defined or referenced in this Section 1.1.

                  SECTION 1.2. Interpretation. In this Agreement, unless otherwise specified, (a) singular words include the plural and plural words include the singular; (b) words which include a number of constituent parts, things or elements shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (c) words importing any gender include the other gender; (d) references to any Person include such Person's successors and assigns and, in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal

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representatives, provided that the foregoing shall not negate the effect of any rights, restrictions or conditions in this Agreement associated with any assignment or other transfer of any Interest of any Partner; (e) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (f) references to any agreement or other document, including this Agreement, include all subsequent amendments thereto or hereto or other modifications thereof or hereof entered into in accordance with the provisions thereof or hereof; (g) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (h) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Agreement in its entirety; (i) references to Articles, Sections, paragraphs, Schedules and Exhibits are to the Articles, Sections, paragraphs, Schedules and Exhibits of this Agreement; and (j) numberings and headings of Articles, Sections, paragraphs, Schedules and Exhibits are inserted as a matter of convenience and shall not affect the construction of this Agreement.

                  SECTION 1.3. Consent and Approvals. In this Agreement, the words "consent" and "approval" shall mean the prior written consent or approval of the Partner or Partners having the right to consent or approve, which consent or approval shall not be unreasonably withheld or delayed unless otherwise provided in this Agreement, provided that no Partner shall be liable or responsible for damages to any other Partner or the Partnership for its failure to respond to any request for, or for its withholding or delay in giving, its consent or approval. In the event any Partner or the Partnership alleges that any Partner has failed to respond to any request for, or has withheld or delayed in giving, its consent or approval, the sole remedy of the Partner making such allegation or the Partnership, as the case may be, shall be an action, suit or proceeding to compel such Partner to grant its consent or approval. The failure of any Partner to respond in writing to a written request from a Partner or the Partnership for such Partner's consent or approval by no later than ten (10) days after the receipt by such requested Partner of the "Second Request" for such requested Partner's consent or approval, either approving or denying such consent or approval, and if denied, stating therein with particularity the basis for denying such consent or approval, shall be deemed to constitute the consent or approval of the requested Partner to the matter so requested. The "Second Request" as referred to in this Section shall mean a second written request from a Partner or the Partnership for such

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requested Partner's consent or approval which Second Request shall be given no earlier than twenty (20) days after the giving of the first written request by a Partner or the Partnership for such requested Partner's consent or approval and shall contain a notice in capital letters that failure to respond within the time period specified therein will constitute the approval of the requested Partner of the matter described therein.


                                   ARTICLE II

                               GENERAL PROVISIONS

                  SECTION 2.1. Partnership Name. The name of the Partnership is RD Properties, L.P. VI.

                  SECTION 2.2. Principal Office; Delaware Office; Agent for Service of Process. The principal executive office and business address of the Partnership and the General Partner shall be c/o Acadia Management Company LLC, 20 Soundview Marketplace, Port Washington, New York 11050 or such other place as the General Partner shall determine in its discretion. The address of the registered office of the Partnership in the State of Delaware is 32 Loockerman Square, Suite L-100, Kent County, Dover, Delaware 19901, or such other address as may be designated from time to time by the General Partner. The Partnership's initial agent for service of process shall be The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805-1297. The General Partner shall give notice to the Limited Partners of any change in the principal executive office or the business address of the Partnership or the General Partner, the Delaware office, or in the name or address of the Partnership's agent for service of process.

                  SECTION 2.3. Purposes of the Partnership. The purposes of the Partnership are (i) to identify potential Investments, (ii) to acquire, own, hold, improve, develop, construct, remodel, rehabilitate, redevelop, expand, maintain, operate, manage, lease, finance, mortgage, pledge, encumber, subdivide, combine, sell, hold for sale, transfer, exchange, convey, assign, grant options with respect to, dispose of and otherwise deal in and exercise control over Investments, (iii) pending utilization or disbursement of funds of the Partnership, to invest such funds in accordance with the terms of this Agreement and (iv) to do anything necessary or desirable for the accomplishment of the above purposes or the furtherance of any of the powers herein set forth and to do every other act and thing incident thereto or connected therewith. The General Partner

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shall cause the Partnership to be treated as a partnership for federal income tax purposes.

                  SECTION 2.4. Liability of Limited Partners Generally. Except as otherwise provided in this Agreement or the Act, no Limited Partner shall be obligated to make any contribution of capital or any payment to the Partnership or have any liability for the debts and obligations of the Partnership.

                  SECTION 2.5. Fiscal Year. The fiscal year of the Partnership (the "Fiscal Year") for financial statement and federal income tax purposes shall be the calendar year.

                  SECTION 2.6. Security Interest. As security for its obligations under this Agreement to make Capital Contributions, each Limited Partner hereby grants to the Partnership, to the extent permitted by applicable law, a security interest in such Partner's Interest. If a Payment Default shall have occurred and be continuing, in addition to all other rights and remedies relating to a Payment Default provided in this Agreement, under law or in equity (including, without limitation, the right to damages, including reasonable attorneys' fees and expenses, and specific performance), the Partnership may exercise all the rights of a secured party under applicable law. Upon request of the General Partner, each Limited Partner will, to the fullest extent permitted by applicable law, give, execute, file and record any notice, financing statement, continuation statement or other instrument, document or agreement that the General Partner may consider necessary or desirable to create, perfect, continue or validate the security interest granted hereunder, or which the General Partner may consider necessary and desirable to exercise or enforce the Partnership's rights hereunder with respect to such security interest.


                                   ARTICLE III

                  MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP

                  SECTION 3.1. Management Generally. The management and control of the Partnership shall be vested exclusively in the General Partner. Except as otherwise set forth herein, the Limited Partners shall have no part in the management or control of the Partnership and shall have no authority or right to act on behalf of the Partnership in connection with any matter.

                  SECTION 3.2. Authority of the General Partner. The General Partner shall have all rights and powers that may be

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possessed by a general partner under the Act on behalf and in the name of the
Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts which it may deem necessary or desirable, including the power to acquire, own, hold, finance, mortgage, pledge, sell, transfer, distribute, and vote with respect to the Investments:

                  SECTION 3.3. Major Decisions Requiring Consent of the Limited Partners.

                  (a) Notwithstanding the provisions of Section 3.2, but subject to the terms of this Agreement, the following powers of the Partnership shall be exercised by the General Partner only with the consent of the Required Partners:

                             (i) (A) commencing on behalf of the Partnership a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Partnership or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect; (B) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official in respect of any or all of the Investments; (C) consenting to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Partnership; or (D) making a general assignment for the benefit of creditors;

                            (ii) permitting the Partnership to operate in such manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940;

                           (iii) doing any act in contravention of this Agreement or which would make it impossible to carry on the business of the Partnership;

                            (iv) admitting a Partner, who makes a capital contribution to the Partnership, as a partner in the Partnership after June 30, 1998;

                             (v) confessing a judgement against the Partnership in connection with any threatened or pending legal action in an amount equal to or greater than Five Hundred Thousand Dollars ($500,000);

                       (vi) agreeing to pay any fee to any Partner or any person known by the General Partner to be an Affiliate of any Partner, except any Transaction Fees and except to the

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         extent expressly provided or permitted to be paid in this Agreement to such Partner or Affiliate; provided that any fee to be paid to an Affiliate of any Partner, where the amount thereof has not been set forth in this Agreement or has not then otherwise been approved by the Required Partners, shall not exceed the fee that the General Partner reasonably believes would otherwise be reasonably payable on an arm's-length basis to a qualified unaffiliated Person for the same purpose; and

                       (vii) causing the acquisition, financing, refinancing or disposition of any Investment, other than the acquisition of the Shares (the acquisition of which all of the Partners hereby approve).

                  (b) The Partnership shall not incur debt or enter into a transaction that results in the realization of UBTI without the consent of all of the Limited Partners.

                  SECTION 3.4.  Expenses.

                  (a) The Partnership shall be responsible for and shall pay all Partnership Expenses except to the extent that there are not sufficient funds of the Partnership to pay such Partnership Expenses or the General Partner shall determine that it is not in the best interest of the Partnership to pay such Partnership Expenses. As used herein, the term "Partnership Expenses" means all expenses or obligations of the Partnership or otherwise incurred by the General Partner or any Affiliate of the General Partner or the Limited Partners which are reasonable and enumerated in the items below:

                             (i) the Partnership's Proportionate Share of all reasonable expenses including offering expenses related to the formation of the Partnership, which in no event shall exceed, in the aggregate, $125,000 times the Partnership's Proportionate Share;

                            (ii) the Partnership's Proportionate Share of the actual out-of-pocket expenses and overhead costs related to the operation of the acquisition department of the General Partner and its Affiliates from January 1, 1998 until the MCT Closing Date (but in no event later than December 31, 1998), which in no event shall exceed $1,250,000 times the number of days which have elapsed between January 1, 1998 and the MCT Closing Date, divided by 365 times the Partnership's Proportionate Share;


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                           (iii) the Partnership's Proportionate Share of the
         fees of Briggs, Wengert & Associates, in connection with the delivery of a fairness opinion which shall not exceed $100,000 plus reimbursable expenses, times the Partnership's Proportionate Share;

                            (iv) all costs and expenses incurred by the Partnership in holding and disposing of the Investments;

                             (v) all expenses, if any, incurred by the Partnership in connection with the registration, qualification or exemption of the Partnership under any applicable federal, state, local or foreign law;

                            (vi) all expenses incurred by the Partnership in connection with any litigation involving the Partnership (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (provided that expenses reimbursed to the General Partner in connection with any litigation brought by or on behalf of any Limited Partner against the General Partner shall not constitute Partnership Expenses and the General Partner shall be obligated to repay any reimbursement for such expenses pursuant to this Section 3.4(a) if such litigation is resolved against the General Partner), but nothing herein shall preclude the exercise of any right of the General Partner to seek reimbursement of any such expenses directly from such Limited Partner, and further provided that expenses incurred or being incurred by the General Partner or any of its Affiliates in connection with any litigation and the amount of any judgment or settlement paid or payable in connection therewith, as to which neither the General Partner nor any of its Affiliates is entitled to indemnification pursuant to the provisions of
         Section 8.1 hereof or otherwise shall not constitute Partnership Expenses for which either the General Partner or any of its Affiliates shall be entitled to be paid or reimbursed pursuant hereto and the General Partner and any of its Affiliates shall be required to repay any such expenses or amount earlier paid by the Partnership as Partnership Expenses, immediately, upon a determination that it or they are not entitled to indemnification hereunder;

                           (vii) except as limited by clause (vi) above, all expenses for indemnity or contribution payable by the Partnership to any Person, whether payable under Article VIII or otherwise;

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                          (viii) all expenses incurred in connection with the
         preparation of amendments to this Agreement;

                            (ix) all expenses incurred by the Partnership in connection with the dissolution and liquidation of the Partnership;

                             (x) all accounting and legal fees and expenses incurred by the Partnership to independent accountants and counsel; and

                            (xi) all legal fees and disbursements of counsel for the Limited Partners incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, but not in excess of $1,000 per 1% of Interest Percentage, which amount (a) shall be deemed to be paid directly by each Limited Partner to its counsel and (b) shall be treated as a Capital Contribution.

If the funds of the Partnership are at any time insufficient to pay Partnership Expenses, the General Partner shall have the right to require that the Partners make Capital Contributions for such payment up to the amount of their respective Remaining Capital Commitment.

                  (b) In addition to the reimbursable Partnership Expenses otherwise provided for in this Agreement, Partnership Expenses shall include the items listed on (and if applicable, the manner of calculation as reflected on) Schedule D, which sets forth (A) certain additional categories of "Reimbursable Expenses" that may be incurred from time to time by the General Partner or its Affiliates in the management and operation of the Partnership or its Investments; and (B) certain categories of "Transaction Fees" which constitute fees and reimbursable costs and expenses for certain services to be rendered to the Partnership by the General Partner or its Affiliates, which Transaction Fees include "Property Management Fees," "Leasing Fees," "Construction/Project Management Fees," "Legal Fees," and "Financing Fees." Schedule D may be revised by the General Partner from time to time, after consulting with the Advisory Committee, to reflect any increase in the customary rate charged for such services.

                  (c) Except as otherwise expressly provided in this Agreement (including Schedule D) or as specifically approved by the Required Partners, Partnership Expenses shall not include the general overhead of the General Partner or its Affiliates.

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                  (d) If any Partnership Expenses are incurred on behalf of the
Partnership and the Sister Partnerships, the share of the Partnership of such expenses shall be based on the Partnership's Proportionate Share.

                  (e) If the transactions contemplated by the Contribution Agreement are not consummated on or before December 31, 1998, the Limited Partners shall not be (i) liable or responsible for any Partnership Expenses attributable to the Shares (unless, in the case of any Limited Partner, such Limited Partner failed to make its Capital Contribution as required hereunder) and (ii) entitled to any portion of the "break-up" fee to be paid by Mark Centers Trust upon termination of the Contribution Agreement pursuant to Section 13(a)(iv), (v) or (vii) thereof.

                  SECTION 3.5.  Books and Records; Accounting Method;
Valuation.

                  (a) The General Partner shall keep or cause to be kept at the address of the General Partner (or at such other place as the General Partner shall advise the other Partners in writing) full and accurate books and records of the Partnership. Such books and records shall be available, upon reasonable advance notice to the General Partner, for inspection and copying at reasonable times during business hours by each Limited Partner or its duly authorized agent or representative.

                  (b) The Partnership's books of account shall be kept on the same basis followed by the Partnership for federal income tax purposes, except as otherwise provided herein and except to the extent any Limited Partners require different reporting, in which case the Limited Partners requiring such different reporting shall pay the incremental cost of such reporting unless one or more Sister Partnerships also use such reporting method.

                  SECTION 3.6. Tax Elections. The Partnership shall file its tax returns as a partnership for federal, state and local income and other tax purposes. No settlement of any material tax issue involving the Partnership shall be made by the General Partner without the approval of the Required Partners, unless such issue pertains to an item not affecting the tax position of any of the Limited Partners. The General Partner, at the request of the Required Partners, shall make an election to adjust the basis of the property of the Partnership under Code Section 754.

                  SECTION 3.7.  Tax Matters Partner.

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                  (a) The General Partner is hereby designated as the "tax
matters partner" of the Partnership as defined in Section 6231 of the Code, and any successor provisions (the "Tax Matters Partner").

                  (b) The Tax Matters Partner shall give prompt notice to the Limited Partners of (i) the receipt by the Tax Matters Partner of written notice that a federal, state or local taxing authority intends to examine the Partnership's income tax returns for any year; (ii) receipt by the Tax Matters Partner of written notice of a final Partnership administrative adjustment under Code Section 6223; and (iii) receipt of any request by the Tax Matters Partner from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to any tax return of the Partnership. In performing its role as tax matters partner, the Tax Matters Partner shall have veto and approval rights with respect to any material decision.

                  SECTION 3.8. Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner herein set forth.

                  SECTION 3.9.  Meetings of Partners.

                  (a) Partnership meetings shall be held at the Partnership's principal executive office (unless another address is duly noticed by the General Partner to all of the Partners), and shall be held (i) when called by the General Partner or, (ii) as respects any matter on which the Limited Partners may vote or are required to be consulted or to consent, when called by any Limited Partners representing more than ten percent (10%) of the aggregate Interest Percentages held by all of the Limited Partners. Notice of a meeting shall be given in accordance with the provisions of Section 12.16, unless such notice is waived by all of the Partners. Partners may participate in a meeting of the Partnership through the use of conference telephones or similar communication equipment, so long as all Partners participating in the meeting can hear one another.

                  (b) Any action which may be taken at any meeting of the Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Partners having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Partners entitled to vote thereon were present and voted. Any written solicitation for the consent of any Limited Partner to the taking of any action shall be simultaneously

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forwarded by the General Partners to all of the other Limited Partners. Any action taken without a meeting as provided in this Section 3.9(b) shall be effective as of the date for effectiveness set forth in the written document evidencing such consent, or, if no such date is set forth, then on the date upon which the last required signature of a Partner thereon is obtained. The record date for determining Partners entitled to give written consent to Partnership action without a meeting shall be the day on which the first written consent is given. Similarly, any action which may be taken only after obtaining the consent of the Required Partners may be taken without a meeting if a consent in writing, setting forth the action to be so taken, shall be signed by Partners having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Partners entitled to vote thereon were present and voted.

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                                   ARTICLE IV

                    INVESTMENTS AND INVESTMENT OPPORTUNITIES

                  SECTION 4.1.  Investments Generally.

                  (a) Subject to Section 3.3, the Investments to be acquired by the Partnership shall be selected by the General Partner in its sole discretion. Except for the Shares, the Partnership shall not purchase any single Investment the capitalized acquisition cost of which (excluding the amount of any acquisition financing) exceeds 20% of the Capital Commitments of the Partnership. However, the Partnership may invest a larger percentage of its Capital Commitments in a single Investment if, in the opinion of the General Partner, such Investment is reasonably likely to be reduced to 20% of the Partnership's Capital Commitments within twelve months by attracting suitable co-investors or through a financing.

                  (b) The General Partner shall not, without the consent of the Required Partners, cause the Partnership to acquire any Investment after the Full Investment Date other than (i) any Investment as to which a Drawdown Notice was given prior to the Full Investment Date or (ii) any Investment which then is or will become part of, adjacent to or ancillary to any then existing Investment of the Partnership.

                  (c) The General Partner shall not, without the consent of the Required Partners, cause the Partnership at any time to apply proceeds from the sale of any Investment to the acquisition by the Partnership of any other Investment other than any Investment which then is or will become part of, adjacent to or ancillary to any then existing Investment of the Partnership.

                  SECTION 4.2. Restriction on Investments by the General Partner. Prior to the time at which the Remaining Capital Commitments of the Limited Partners are equal to or less than One Million Dollars ($1,000,000) the General Partner or any of its Affiliates may not make an Equity Investment (as defined below) for its own account without first having obtained the consent of the Required Partners. "Equity Investment" means (i) any direct ownership interest in real estate assets or (ii) any debt security, loan or other similar obligation having equity participation or conversion rights with respect to interests referred to in clause (i) above. The Partners acknowledge that Ross Dworman, a member of the General Partner, may, on behalf of family trusts and their affiliates, be involved in various

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investments, which shall not conflict with the investment
objectives of the Partnership.

                  SECTION 4.3. Permitted Investments. Nothing in Section 4.2, 4.3, 4.5 or any other provision of this Agreement shall limit the right of the General Partner or any of its Affiliates, and each of them shall be permitted without first having consulted with any Limited Partner (a) to hold, improve, develop, construct, maintain, operate, manage, lease, mortgage, sell, exchange, dispose of and otherwise deal in and exercise control over any assets owned or managed directly or indirectly by the General Partner or any Affiliate thereof as of the date hereof (or where the impending ownership or management thereof has been heretofore disclosed in writing to the Limited Partners) or where such assets are hereafter acquired pursuant to the provisions of this Section 4.3 (b) to acquire any improved or unimproved land adjacent or contiguous (but for rights-of-way, easements, strips, gores or similar separations between properties) to any real estate owned or controlled by the General Partner or any Affiliate thereof as of the date thereof, (c) to acquire any residential property for personal use by the General Partner or any of its Affiliates or any family members of the same, (d) in connection with the sale or exchange of any asset referred to in clauses (a) or (b) above, to acquire any improved or unimproved property (including any partnership interests or shares in Real Estate Investment Trusts) in an effort to mitigate any tax effect of such sale or exchange, or (e) to acquire, hold, improve, develop, construct, maintain, operate, manage, lease, mortgage, sell, exchange, dispose of and otherwise deal in and exercise control over any assets now or hereafter owned or operated, whether directly or indirectly, including through any existing intermediate entities, and (ii) during the respective period that an investment partnership is in the process of being dissolved and during any period following such dissolution, then the general partner of such dissolving or dissolved investment partnership shall confine any such activities to the respective investments of the investment partnership in which it is or was a general partner and any investments which it may acquire as a distribution in kind from the investment partnership or through any tax-deferred exchange or similar transaction in an effort to avoid the recognition of taxable income.

                  SECTION 4.4. Restrictions on Advisory Work. By their respective signatures attached hereto Ross Dworman and Kenneth F. Bernstein agree that during the period prior to the time at which the Remaining Capital Commitments of the Limited Partners is equal to or less than Ten Million Dollars ($10,000,000), they shall not, without first consulting with the Advisory Committee,

720885.2
cause any Advisory Entity (as hereinbelow defined), to provide any Advisory Services (as hereinbelow defined), other than services performed on behalf of a Limited Partner.

As used in this Section 4.5:

                  (a) "Advisory Entity" means (i) the General Partner, (ii) RD Capital, Inc. (iii) Acadia Management Company LLC and (iv) any Affiliate of any of the Persons listed in clauses (i) through (iii) above. The term control, as used in the preceding sentence, shall have the same meaning as in the definition of Affiliate as set forth in Section 1.1.

                  (b) "Advisory Services" means property advisory services or investment advisory services pertaining to any real property assets (without regard to whether such real property assets are located within the geographic area in which Investments are permitted hereunder). Advisory Services does not include (i) any property management services or real estate leasing, sales or loan brokerage services, or (ii) any services rendered in connection with any real property asset that is described in Section 4.3 clauses (a) through (e), inclusive. The Partners acknowledge that Ross Dworman, a member of the General Partner, may, on behalf of family trusts and their affiliates, be involved in various investments, which shall not conflict with the investment objectives of the Partnership.

                  SECTION 4.5. Investment in Sub-Tier Entities. It is understood that the General Partner has the right to make investments in other entities including a Subsidiary Entity of the Partnership (collectively, a "Sub-Tier Entity"). It is the intention of the Partners that, without the consent of the Required Partners, their respective rights and obligations provided for in this Agreement not be vitiated or altered in any material respect by reasons of the Partnership's investment in any Sub-Tier Entity, as opposed to its direct investment in any real estate asset, and that neither the General Partner nor any of its Affiliates shall be entitled to be paid or receive in the aggregate from the Partnership and any Sub-Tier Entity any fees, expenses or distributions above the amount that would be so payable or receivable by or distributable to such General Partner or its Affiliates in accordance with the terms of this Agreement, if such Investment were made directly by the Partnership, rather than through a Sub-Tier Entity. Accordingly, the General Partner agrees that, without the consent of the Required Partners, it will not cause or permit the Partnership to invest in any Sub- Tier Entity unless all of the conditions set forth below have been satisfied.

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                  1. Such Sub-Tier Entity shall be a pass-through entity, such as a partnership, for federal income tax purposes.

                  2. Under the terms of the partnership agreement or other governing instrument or agreement of such Sub-Tier Entity, each Limited Partner of the Partnership shall have the same right to examine the books and records of such Sub-Tier Entity as is provided for in this Agreement with respect to the books and records of the Partnership.

                  3. Each Limited Partner of the Partnership shall receive the same reports and statements with respect to such Sub- Tier Entity as are provided to each Limited Partner in respect of the Partnership under the terms of this Agreement, including, without limitation, quarterly, annual and other reports in respect of such Sub-Tier Entity which are provided for in Article VII hereof with respect to the Partnership.

                  4. The provisions of Section 3.7(b) of this Agreement shall be made applicable in respect of such Sub-Tier Entity.

                  5. Under the terms of the partnership agreement or other governing instrument or agreement of such Sub-Tier Entity, such Sub-Tier Entity shall not be entitled to take any of the actions described in either Section 3.3(a)(i) or 3.3(a)(v) without the consent or approval of the Partnership; and in each case the General Partner, on behalf of the Partnership, shall not grant such consent or approval in respect of any Sub-Tier Entity without first obtaining the consent to such action of the Required Partners.

                  6. The fees and other amounts which this Agreement permits to be paid to or received by the General Partner and/or its Affiliates and the expenses which this Agreement permits the General Partner to pay to itself and/or its Affiliates on behalf and at the cost of the Partnership (including but not limited to, Reimbursable Expenses) shall not be increased by virtue of the Partnership's investment in any Sub-Tier Entity above the amount that such would increase if such Investment were made directly by the Partnership rather than through a Sub-Tier Entity, whether by reason of the payment by any Sub-Tier Entity or higher fees or a greater amount of expenses than are permitted hereunder in respect of the Partnership, the payment of fees or expenses by both any Sub-Tier Entity and the Partnership for the same services or items, or the distribution by such Sub-Tier Entity of amounts to the General Partner or any Affiliate thereof.

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                  7. The requirements set forth in Section 4.1 of this Agreement shall be made binding on such Sub-Tier Entity.

                  8. Nothing in the partnership agreement or other governing instrument or agreement of such Sub-Tier Entity shall in any way restrict the right of the Limited Partners to exercise their remedies under Section 10.2 of this Agreement or to substitute another Person for the General Partner as general partner of the Partnership.

                  9. The provisions required by this Section to be included in the partnership agreement or other governing instrument or agreement of any Sub-Tier Entity shall not be subject to amendment without the consent of the Partnership, which consent shall not be granted without the consent of the Required Partners.

                  10. The provisions of Section 3.3(b) shall apply to any Sub-Tier Entity.

                  SECTION 4.6. Additional Rights of Limited Partner with Respect to the Investment.

                  (a)  Right of First Preference for Preferred Stock.

                  (i) If Mark Centers Trust has an offering of preferred stock convertible into common shares of beneficial interest of Mark Centers Trust (the "Offered Stock"), it has agreed, pursuant to the Contribution Agreement, to use its commercially reasonable efforts to provide each Limited Partner and the limited partners of the Sister Partnerships (collectively, with the Limited Partners, the "Sister LPs" and individually, a "Sister LP") with a right of first preference to purchase the first offering or offerings with respect to an aggregate of $75 million (the "Offering") of such Offered Stock which occurs subsequent to the Closing Date, on terms and conditions which will be identical to the offer and sale of such Offered Stock to investors other than the Sister LPs. Notwithstanding the foregoing, up to $10 million of the Offering may be reserved for persons other than the Sister LPs. If the Offering is increased to up to $90 million, the excess of the amount of the Offering over $75 million may also be reserved for Persons other than the Sister LPs, and if the Offering is increased to above $90 million, the right of first preference to purchase shares of Offered Stock in favor of the Sister LPs shall equal the sum of (I) $65 million and (II) the lesser of (A) $10 million and (B) the excess of (i) the amount of the Offering over (ii) $90 million.

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                  (ii) The Partners hereby acknowledge that the terms of the
Offered Stock will be subject to the discretion of Mark Centers Trust. Notwithstanding the foregoing, the General Partner, as authorized in the Contribution Agreement, hereby grants to each Limited Partner and agrees that each Limited Partner shall have the right, and agrees to use its best efforts to cause Mark Centers Trust to offer to each Limited Partner the right to acquire at least its pro rata share of the Offered Stock. The General Partner hereby agrees that the Sister LPs shall have the right to acquire the Offered Stock in accordance with the following procedures:

                  1. If any Limited Partner and any or all of the other Sister LPs elect to acquire all or any portion of the Offered Stock, then such Limited Partner may acquire up to its pro rata share of the Offered Stock. Such pro rata share shall be determined by multiplying the number of shares of Offered Stock times a fraction, the numerator of which is the number of Shares acquired by the Partnership and the denominator of which is the aggregate number of Shares and common shares of beneficial interest of Mark Centers Trust acquired by the Partnership and the Sister Partnerships, and then applying each Limited Partner's Interest Percentage to such amount.

                  2. If any Sister LP elects not to purchase all or any portion of its pro rata share of the Offered Stock, the General Partner will use its best efforts to cause Mark Centers Trust to offer to each Limited Partner and Sister LPs which have agreed to purchase Offered Stock the right to purchase some or all of the remaining Offered Stock. The Limited Partners and those Sister LPs desiring to purchase additional shares of Offered Stock may purchase up to their pro rata share as determined above (but excluding from the calculation the Interest Percentage of any Limited Partner which has not agreed to purchase Offered Stock) of the remaining Offered Stock until such remaining Offered Stock is either purchased or the Limited Partner or the other Sister LPs no longer desire to purchase such Offered Stock.

                  3. A Limited Partner may condition its offer to acquire Offered Stock on the purchase of a minimum number of shares or dollar amount of Offered Stock, and may acquire less shares of Offered Stock than its pro rata share.

720885.2


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                  (b) Registration Rights. Reference is made to the form of
Registration Rights and Lock-Up Agreement attached as Exhibit E to the Contribution Agreement (the "Registration Rights Agreement"). To the extent the final Registration Rights Agreement entered into on the Closing Date does not provide that the rights of the Partnership thereunder are automatically assignable to transferees of the Shares, the General Partner, on behalf of the Partnership, hereby agrees to assign such rights to the Limited Partners upon any distribution of the Shares from the Partnership and the General Partner will cause the Partnership to execute and deliver any and all documents necessary to effect such assignment. The General Partner hereby warrants that under the terms of the Registration Rights Agreement such rights are so assignable.

                  (c) Tag-Along Rights. (i) If the General Partner or any Affiliate of the General Partner (collectively with the General Partner, a "GP Affiliate") desires to sell or otherwise dispose of (other than a pledge in connection with a borrowing) any common shares of beneficial interest of Mark Centers Trust, options to purchase common shares of beneficial interest of Mark Centers Trust (not including the exercise of employee stock options granted to such GP Affiliate who is an officer or trustee of MCT), operating partnership units of Mark Centers Limited Partnership or other securities convertible into or exchangeable for common shares of beneficial interest of Mark Centers Trust (collectively, "MCT Securities") held by it to any other Person other than a GP Affiliate (a "Third Party Sale"), the GP Affiliate shall, at least thirty (30) Business Days prior to the proposed closing date of such Third Party Sale, give written notice to the Limited Partners describing such Third Party Sale in reasonable detail including the price offered and all material terms and conditions of the Third Party Sale.

                  (ii) Each Limited Partner shall have the right and the option, by written notice given to the selling GP Affiliate within fifteen (15) Business Days prior to the closing of such Third Party Sale, to sell in such Third Party Sale the same percentage of the total number of Shares held by the Limited Partner (which for this purpose shall mean Shares held by the Limited Partner and Shares held by the Partnership for the account of the Limited Partner) (or direct the Partnership to sell such number of Shares) as the number of MCT Securities to be sold by the selling GP Affiliate represents to all MCT Securities held by such GP Affiliate.

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                  (iii) In the event a Third Party Sale is proposed, the right granted under this Section 4.6(c) shall be exercisable by the Partnership at the written request of the Limited Partner.

                  (d) Pre-emptive Rights. In the event that any GP Affiliate receives pre-emptive rights to acquire MCT Securities (the "Pre-emptive Rights"), such GP Affiliate shall grant to the Limited Partners and/or use its best efforts to cause Mark Centers Trust (or other grantor of Pre-emptive Rights) to grant to each Limited Partner and the other Sister LPs Pre-emptive Rights to acquire, at terms no less favorable than those offered to the GP Affiliates, the same aggregate number of MCT Securities as are subject to the Pre-emptive Rights offered to such GP Affiliates. Of such Pre-emptive Rights to be granted to the Sister LPs, each of the Limited Partners shall be entitled to acquire its pro rata share of such MCT Securities. Such pro rata share shall be determined in the same manner as is set forth in Section 4.6(a)(ii).

                  (e) Pass-through of Right to Purchase. In the event that Mark Centers Trust commences a rights offering for any securities or other similar offering of rights or securities to its shareholders, the Limited Partner may exercise the rights granted to shareholders of Mark Centers Trust, as if it were a shareholder with respect to the Shares not otherwise previously distributed to it pursuant to this Agreement; provided the cost of exercising such rights shall be paid directly by the Limited Partner.

                  (f) Voting Proxy. Notwithstanding anything else contained in this Agreement, the General Partner hereby constitutes and appoints each Limited Partner its true and lawful attorney, agent and proxy to exercise all voting rights of shareholders of Mark Centers Trust with respect to the number of Shares owned by the Partnership which would otherwise be distributable to the Limited Partner if the Partnership were liquidated.

                  (g) Any purchase of securities pursuant to Sections 4.6(a),
(d) and (e) hereof (i) which are required to be purchased in the name of the Partnership, shall be purchased by the Partnership (upon a contribution of cash by the Limited Partner therefor) and shall immediately be distributed by the Partnership to the Limited Partner, (ii) shall not be deemed property of the Partnership and (iii) shall not be subject to the provisions of this Agreement, including without limitation, the provisions relating to the Preferred Return, Carried Interest or distributions.

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                  (h) The provisions of Section 4.6(c) through (f) shall
terminate at the earlier to occur of (i) the termination or dissolution of the Partnership and (ii) thirty (30) months after the MCT Closing Date (collectively, the "Expiration Date"). The provisions of Section 4.6(a) shall survive the termination or dissolution of the Partnership only if an offering of Offered Securities has not occurred prior to the Expiration Date and the General Partner will do whatever is necessary to confirm the continuation of such rights to the Limited Partners. The provisions of Section 4.6(b) shall survive the termination or dissolution of the Partnership.

                                    ARTICLE V

                  CAPITAL COMMITMENTS AND CAPITAL CONTRIBUTIONS

                  SECTION 5.1.  Capital Commitments.

                  (a) Each Partner hereby agrees to make Capital Contributions to the Partnership from time to time as hereinafter set forth; provided that notwithstanding any other provision of this Article V, no Partner shall be required to make any Capital Contribution to the Partnership to the extent that such Capital Contribution exceeds such Partner's then Remaining Capital Commitment.

                  (b) Upon the execution and delivery of a counterpart of this Agreement, each such additional Limited Partner shall become a Limited Partner of the Partnership and shall be shown as such on the books and records of the Partnership. No additional Limited Partner shall be admitted to the Partnership, and no existing Limited Partner shall be allowed to increase its Capital Commitment, if the admission of such Limited Partner or the increase by such Limited Partner of its Capital Commitment would, in the judgment of the General Partner, cause a dissolution of the Partnership under the Delaware Act, cause the Partnership to be deemed to be an "investment company" for purposes of the Investment Company Act of 1940, or cause the Partnership to violate, any applicable law or regulation, including any applicable Federal or state securities laws, or result in the Partnership being treated as a publicly traded partnership for federal income tax purposes.

                  SECTION 5.2.  Drawdown Procedures.

                  (a) Subject to Section 5.1, each Partner shall make Capital Contributions to the Partnership in such amounts and at such times as the General Partner shall specify in notices

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(individually a "Drawdown Notice") delivered from time to time to such Partner as hereinafter provided. Each drawdown by the Partnership of Capital Contributions pursuant to a Drawdown Notice is hereinafter referred to as a "Drawdown". All Capital Contributions shall be paid to the Partnership in immediately available funds in United States dollars by 2:00 p.m. (New York time) on the date specified in the applicable Drawdown Notice. Drawdowns may only be made for amounts that the General Partner determines are reasonably anticipated to be necessary to make Investments or to pay Partnership Expenses.

                  (b)(1) Except as otherwise provided in Section 5.2(c), each Drawdown Notice shall specify:

                             (i) the aggregate Capital Contributions to be made by the Partners (the "Drawdown Amount"),

                            (ii) the manner in which, and the expected date on which, such Drawdown is to be applied,

                       (iii) if such Drawdown is to be applied to an existing Investment, a description of the application of such amount and if to make a new Investment, a description of the expected material terms of the proposed Investment,

                            (iv) the required Capital Contribution to be made by each Partner,

                       (v) the date (the "Drawdown Date") on which such Capital Contribution is due (which shall be at least ten (10) Business Days from and including the date of delivery of the Drawdown Notice),

                            (vi) the account to which such Capital Contribution should be paid, and

                       (vii) that the General Partner acknowledges the continued existence of the representations and warranties made by it in Section 12.5(a) hereof and that there is then no uncured breach by the General Partner of any of such representations and warranties and that the acknowledgements and agreements of Ross Dworman and Kenneth F. Bernstein, as set forth in clauses (a), (b), and (c) of Section 12.6, continue in existence and that there is no uncured breach of any of such acknowledgements and agreements.

                  The General Partner may reduce the Drawdown Amount by notice to the Partners at least one (1) Business Day prior to any

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Drawdown Date. All payments made by the Partners to the Partnership pursuant to a Drawdown Notice shall be deemed Capital Contributions to the Partnership effective as of the Drawdown Date. Any Capital Contributions made by the Partners in connection with any Drawdown for the purpose of making an Investment that are not applied to the making of such Investment (other than reserves for future needs and earnest money deposits with respect to such Investment) within fifteen (15) Business Days of such Drawdown shall be returned to such Partners (together with any amounts earned with respect thereto during such period). For purposes of determining each Partner's Capital Contributions for the purpose of Sections 6.1(a)(ii), Unreturned Capital and Remaining Capital Commitment, the amount of such returned Capital Contributions shall reduce the Capital Contributions made by such Partners.

                  (2) In connection with any Drawdown, each Partner shall be required to make a Capital Contribution equal to the product of (x) such Partner's Capital Commitment Percentage (at the time the Drawdown Notice is delivered) times (y) the Drawdown Amount specified in the applicable Drawdown Notice.

                  (c)(1) If, in connection with the making of any Investment or the payment of any Partnership Expense in respect of which a Drawdown Notice has been delivered, the General Partner shall determine that it is necessary or desirable to increase the required Capital Contributions to be made by the Partners in connection therewith, the General Partner shall deliver an additional Drawdown Notice to each Partner, amending the original Drawdown Notice and specifying:

                  (A)  the amount of any increase in the Drawdown Amount,

                  (B) the amount of the increase in the required Capital Contribution to be made by such Partner,

                  (C) the Drawdown Date with respect to the amount of the increase in the required Capital Contribution if different from the Drawdown Date specified in the original Drawdown Notice, and

                  (D) the reason for such increase.

                  (2) If the amount of the increase in the required Capital Contribution of any Partner is equal to or less than 25% of the required Capital Contribution specified in the original Drawdown Notice, the Drawdown Date with respect to such incremental amount shall be no earlier than the later of (i) the

720885.2


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Drawdown Date specified in the original Drawdown Notice and (ii) five (5)
Business Days from and including the date of delivery of the additional Drawdown Notice. If the amount of such increase is greater than 25% of the required Capital Contribution specified in the original Drawdown Notice, the Drawdown Date with respect to such incremental amount shall be no earlier than the later of (x) the Drawdown Date specified in the original Drawdown Notice and (y) ten
(10) Business Days from and including the date of delivery of the additional Drawdown Notice.

                  (d) If after the Full Investment Date the General Partner shall determine that it is necessary or desirable to have the Partners make additional contributions of capital to the Partnership to pay any Partnership Expense or otherwise in connection with any existing Investment, and provided that the Partners have been consulted regarding the delivery of a Drawdown Notice, the General Partner shall be entitled to deliver appropriate Drawdown Notices in accordance with Section 5.2(a) and the Partners shall be obligated to comply therewith in accordance with the otherwise applicable provisions of
Section 5.2, including requiring that any Capital Contribution made by any partner be made in proportion to such Partner's Capital Commitment Percentage to the Capital Commitment Percentages of all the other Partners.

                  SECTION 5.3.  Default Loans.

                  (a) If any Partner (the "Defaulting Partner") shall fail to advance the full amount of its share of any Capital Contribution on or before the Drawdown Date therefor, distributions of Distributable Proceeds to the Defaulting Partner shall be immediately suspended, the General Partner shall immediately notify the other Partners of such default and the amount thereof and each of the other Partners (a "Non-Defaulting Partner") shall have the right, but not the obligation, to advance to the Partnership on behalf of such Defaulting Partner, within fifteen (15) Business days after the Drawdown Date, an amount of money equal to its proportionate share (based upon the ratio of the Capital Commitment Percentages of those Non- Defaulting Partners to each other or in such other proportion as they may agree) of the amount of the Capital Contribution the Defaulting Partner was required to but did not make, which advance shall be considered a loan (a "Default Loan") from the Non-Defaulting Partner to the Defaulting Partner and shall bear interest on the outstanding principal amount thereof at an annual rate equal to the lesser of (x) the Prime Rate plus 3% (but in no event less than the rate provided in Section 6.2), and
(y) the maximum rate permitted by law, for the period commencing on the

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date of the advance by the Non-Defaulting Partner to, but not including, the date of repayment thereof. Each Non-Defaulting Partner which has made the maximum Default Loan permitted hereunder shall also have the right but not the obligation to make an additional Default Loan within thirty (30) Business Days after the Drawdown Date, corresponding to its proportionate share (based upon the ratio of the Capital Commitment Percentages of those Non-Defaulting Partners to each other or in such other proportion as they may agree) of any amount not contributed by any other Non-Defaulting Partner. The amount of each Default Loan (excluding interest) shall be reflected on the books of the Partnership as, and shall be deemed for the purposes of this Agreement, a Capital Contribution by the Defaulting Partner.

                  (b) Each Default Loan shall have a term of 180 days from the date of its advance. At any time within such 180-day period the Defaulting Partner shall have the right to satisfy and discharge the Default Loan by paying to the Non-Defaulting Partners the amount of their respective Default Loan (including interest). As long as any Default Loan remains unpaid, the Defaulting Partner's share of any Distributable Proceeds shall be paid on behalf of the Defaulting Partner to the Non-Defaulting Partners pro rata in accordance with the respective amounts of their Default Loans and applied first to the payment of interest on such Default Loans and then to the repayment of the principal amount thereof.

                  (c) If any of the Non-Defaulting Partners makes a Default Loan, the Defaulting Partner, if a Limited Partner, shall be deemed to have pledged to such Non-Defaulting Partner, and granted to such Non-Defaulting Partner a continuing security interest in, all of the Defaulting Partner's Interest to secure the payment of the principal of, and interest on, such Default Loan in accordance with the provisions hereof, and for such purpose this Agreement shall be deemed a security agreement. Notwithstanding anything herein to the contrary, the security interest granted to a Non-Defaulting Partner under this Section 5.3(c) is hereby expressly made subordinate to the security interest granted to the Partnership under Section 2.6. The Defaulting Partner, if a Limited Partner, shall promptly execute, acknowledge and deliver such financing statements, continuation statements or other documents and take such other actions as the Non-Defaulting Partners shall reasonably request in order to perfect or continue the perfection of such security interest; and, if the Defaulting Partner shall fail to do so within five (5) days after demand therefor, the General Partner is hereby appointed the attorney-in-fact of, and is hereby authorized on behalf of, the Defaulting Partner, to execute, acknowledge and

720885.2


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deliver all such documents and to take all such other actions as may be required to perfect such security interest. Such appointment and authorization are coupled with an interest and shall be irrevocable.

                  (d) Any Limited Partner who is a Defaulting Partner pursuant to the terms of this Agreement shall not have any of the rights to consultation, or voting, consent or approval rights, if any, enumerated in this Agreement, nor shall he be able to participate in any future property investments made by the Partnership subject to the permission of the General Partner.

                  (e) The General Partner may, in its reasonable discretion, waive a default by a Defaulting Partner, except that any such waiver shall not reduce or impair the rights of any other Partner who makes a Default Loan.

                  SECTION 5.4. Non-Payment of Default Loans. If the Defaulting Partner has not repaid in full a Default Loan and the interest due thereon within 180 days after the advance of such Default Loan by a Non-Defaulting Partner, each Non-Defaulting Partner shall have the right upon ten (10) Business Days' notice to the General Partner and the Defaulting Partner to exchange the unpaid portion of its Default Loan and the interest due thereon (the "Exchange Amount") for a percentage of the Defaulting Partner's Interest (including such Defaulting Partner's Capital Account and Interest Percentage, but excluding its Capital Commitment Percentage) having a fair market value equal to 110% of the Exchange Amount. The fair market value of the Defaulting Partner's Interest as of the date of the conversion of the Exchange Amount shall be the lesser of: (i) the then Unreturned Capital of the Defaulting Partner; or (ii) if the Investments have been appraised, the amount which the accountants for the Partnership estimate would be distributed to the Defaulting Partner if the Investments were sold at the most recent appraised value and the Partnership dissolved in accordance with Article IX (with the good faith estimation of such accountants to be binding upon all Partners). In the event of such exchange, the Exchange Amount shall be deemed to have been applied to pay the Default Loan in full, and the Defaulting Partner shall execute and deliver to the Non-Defaulting Partner all instruments necessary to effectuate such exchange and, if the Defaulting Partner shall fail to do so within five (5) days after demand therefor, the General Partner is hereby appointed the attorney-in-fact of, and is hereby authorized on behalf of, the Defaulting Partner, to execute, acknowledge and deliver all such instruments and to take all such other actions as may be required to effectuate such exchange. Nothing herein shall be deemed to require a Non-

                                       33
720885.2

Defaulting Partner to accept such an exchange of a percentage of a Defaulting Partner's Interest instead of either pursuing its rights as a secured creditor or seeking repayment of the Default Loan personally from the Defaulting Partner or from any Distributable Proceeds thereafter payable on behalf of the Defaulting Partner.

                  SECTION 5.5. Defaults not Supported by Default Loans. (a) To the extent the amount of a Capital Contribution a Defaulting Partner was required to but did not make exceeds the aggregate amount of Default Loans to such Defaulting Partner with respect to such required Capital Contribution, such excess shall not be treated as a Capital Contribution by the Defaulting Partner. Further, such Defaulting Partner's Interest Percentage (and its right to Distributable Proceeds under clause (iii) of Section 6.1(a)) shall be reduced in proportion to the ratio, as determined by the General Partner, of (i) the sum of the fair market value of the Defaulting Partner's Interest immediately prior to the date of delivery of the Drawdown Notice with respect to which it failed to make a Capital Contribution (to be determined in the manner provided in the second sentence of Section 5.4) plus the amount of the Capital Contribution, if any, made by such Defaulting Partner pursuant to such Drawdown Notice minus ten percent (10%) of the amount of the Capital Contribution which such Defaulting Partner failed to make pursuant to such Drawdown Notice to (ii) the sum of the aggregate fair market value of all the Partners' Interests on such date (to be determined in the manner provided in the second sentence of Section 5.4) plus the total amount of Capital Contributions made pursuant to such Drawdown Notice. The Interest Percentages (and the rights to Distributable Proceeds under clause
(iii) of Section 6.1(a)) of the other Partners shall be adjusted accordingly. Any deemed adjustment in the aggregate Percentage Interests of the other Partners pursuant to this Section 5.5 shall be allocated among such Partners in accordance with their relative Percentage Interests obtained immediately prior to the time of such deemed increase. The General Partner shall be authorized, without any further action or consultation with any Partner, to amend this Agreement to reflect the adjustments to the Interest Percentages of the Partners required by this Section 5.5, including any changes in the tax allocations contained herein that, in the sole discretion of the General Partner, are necessary to reflect such adjustments in compliance with the Code, Regulations and generally accepted accounting principles. The General Partner may also, in lieu of such procedure or in addition to such procedure, pursue any remedies available to the Partnership, in law or at equity, against the Defaulting Partner,

                                       34

720885.2
including the commencement of an action seeking specific performance and/or damages.

                  (b) The General Partner may pursue any remedies available to the Partnership, in law or at equity, against any Partner who fails to make a Capital Contribution as required pursuant to this Agreement, including the commencement of an action seeking specific performance and/or damages, and after the closing of the transactions contemplated by the Contribution Agreement, if the Limited Partner has failed to make all or a portion of its Capital Contribution attributable to the Shares, the General Partner's rights hereunder to pursue such remedies may be exercised by Mark Centers Trust directly. Notwithstanding the foregoing, the Partners shall not be obligated to make Capital Contributions attributable to the Shares as described herein if (i) there is an amendment to the Contribution Agreement that could reasonably be expected to be materially adverse to the Investment, or any Limited Partner or the Partnership, or (ii) the General Partner (or an Affiliate of the General Partner) waives a condition to closing under the Contribution Agreement which could reasonably be expected to be materially adverse to the Investment, any Limited Partner or the Partnership. For purposes hereof, any change to (i) the purchase price per Share, (ii) the aggregate amount to be invested by all of the Sister Partnerships in excess of $120 million, (iii) the aggregate number of and percentage of the outstanding shares of beneficial interest of Mark Centers Trust represented by the Shares to be purchased, as compared with such number and percentage assuming a purchase by the Partnership and the Sister Partnerships of 16 million Shares at $7.50 per share, (iv) the right of first preference to purchase Offered Stock, shall be deemed to be materially adverse, or (v) any increase over $25 million in the aggregate amount of Offered Stock offered to, or reserved for, any person other than the Limited Partners and the Sister LPs. Once a Limited Partner has made its Capital Contributions pursuant to Section 5.1 in an amount equal to its Capital Commitments, it shall have no further obligation to make any contributions to the capital of the Partnership.

                  SECTION 5.6. Temporary Investment of Funds. Subject to a determination by the General Partner as to the amount of cash required in connection with the conduct of the Partnership's business, the General Partner shall invest all cash held by the Partnership in money market instruments which instruments shall be (i) debt instruments issued or guaranteed by the United States or its agencies or instrumentalities maturing within six months or less from the date of acquisition, (ii) commercial paper rated P-1 or A-1 on the date of acquisition and maturing within six

                                       35

720885.2
months or less from the date of acquisition, (iii) overnight time deposits or other interest-bearing deposits (whether or not insured) in national or state banks (a) having capital and surplus of at least $1,000,000,000 and having a long-term senior debt rating by Standard & Poor's Corporation of "A" or better (or an equivalent rating issued by Moody's Investors Service, Inc.) or (b) otherwise approved by the Required Partners, (iv) money market mutual funds with assets of at least $750,000,000 and investments comprised of debt with a credit rating of A1 or P1 or a substantially similar rating and (v) similar quality short-term investments.


                                   ARTICLE VI

                 DISTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS

                  SECTION 6.1.  Distributions.

                  (a) Prior to the dissolution of the Partnership, the General Partner shall cause the Partnership, to the extent of Distributable Proceeds, to make distributions in cash to the Partners as follows:

                             (i) first, to the Limited Partners in payment of the preferred return described in Section 6.2 pro rata in accordance with their Interest Percentages;

                            (ii) second, to the Partners, pro rata in accordance with their respective amounts of Unreturned Capital until each such Partner has received distributions pursuant to this Section 6.1(a)(ii) in an aggregate amount equal to its Unreturned Capital as of the date of such distribution; and

                           (iii) third, (A) 80% to the Limited Partners, pro rata in accordance with their respective Interest Percentages, and (B) 20% to the General Partner (any distributions to be made pursuant to this clause (B) being hereinafter referred to as the "Carried Interest").

                  (b) The General Partner shall determine and distribute Distributable Proceeds promptly after the Partnership receives such proceeds.

                  (c) Notwithstanding anything in this Agreement to the contrary, the Partnership shall make no distributions except to the extent permitted under the Act.

                                       36

720885.2

                  (d)  Intentionally Deleted.

                  (e) (i) Each Limited Partner shall have the right to cause the Partnership to distribute to it a number of Shares as determined in accordance with the following formula, at or about the times indicated below:

                             (A) At any time commencing after the eighteenth
                       (18th) month after the MCT Closing Date, the product of
                       (i) one-third of the number of Shares held by the Partnership and (ii) the Limited Partner's Interest Percentage;

                             (B) At any time commencing after the twenty-fourth
                       (24th) month after the MCT Closing Date, the greater of
                       (i) the product of (a) one-half of the number of Shares then held by the Partnership and (b) the Limited Partner's Interest Percentage and (ii) the product of (a) two-thirds of the number of Shares originally acquired by the Partnership less any Shares distributed to the Limited Partner pursuant to Section 6.1(e)(i)(A) and (b) the Limited Partner's Interest Percentage;

                             (C) At any time commencing after the thirtieth
                       (30th) month after the MCT Closing Date, (i) the product of (a) the number of Shares then held by the Partnership and (b) the Limited Partner's Interest Percentage minus
                       (ii) any Units previously distributed to the Limited Partner.

                       (ii) If any of the following shall occur: (a) both Ross Dworman and Kenneth Bernstein are not executive officers of Mark Centers Trust and spending a substantial portion of their time on the management of Mark Centers Trust, (b) a tender offer is initiated for the shares of Mark Centers Trust, (c) the closing price per share of Mark Centers Trust common stock as officially reported on the principal national securities exchange on which the shares are then listed or admitted for trading is less than $7.50 per share for more than twenty consecutive Business Days at any time after the last day of the eighteenth full month after the Closing Date or the shares of Mark Centers Trust have been suspended from trading or have been delisted,
         (d) either Ross Dworman or Kenneth Bernstein are the subject of a governmental investigation required to be disclosed pursuant to Item 401(f)(2) through (6) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or

                                       37

720885.2
         the occurrence of a bankruptcy with respect to the General Partner or Mark Centers Trust, (e) the General Partner has breached its obligations under this Agreement which breach has not been cured, or an uncured Event of Default shall have occurred, (f) the funds from operations (as described on Schedule E) per share for the twelve-month period ending 18 months after the MCT Closing Date (or, if later, the calendar quarter next ending after such date) as reported in the audited financial statements of Mark Centers Trust is less than $0.72,
         (g) the General Partner is removed pursuant to Section 10.2, (h) either Ross Dworman or Kenneth Bernstein is not a member of the board of trustees of Mark Centers Trust or (i) either Ross Dworman or Kenneth Bernstein has, as a result of a voluntary decision, ceased to be an executive officer of Mark Centers Trust who spends a substantial portion of his time on the management of Mark Centers Trust, then the Partnership will be dissolved in accordance with Article IX.

                           (iii) If during the term of this Agreement any Shares are distributed to any Limited Partner, the following provisions shall apply:

                             (A) The distribution of such Shares shall not
                       reduce the Limited Partner's Unreturned Capital or Interest Percentage.

                             (B) Any cash received by the Limited Partner in
                       respect of such Shares, whether dividends or net proceeds of sale, shall be deemed to have been received by the Partnership and shall be deemed to have been distributed to the Partner pursuant to Section 6.1(a) for all purposes of this Agreement; provided, however, that there shall be credited against the distribution so deemed to have been made to the Limited Partner pursuant to Section 6.1(a) the amount the Limited Partner received in respect of such Shares which gave rise to such deemed distribution; and provided further, however, that if the offset above provided for exceeds the amount of the deemed distribution being made to the Limited Partner, the Limited Partner shall pay an amount equal to such excess to the General Partner, but only to the extent of the amount of the deemed distribution then made to the General Partner.

                                       38

720885.2

                             (C) If on a date which is the earlier of 60 months
                       after the MCT Closing Date and a date selected by any Limited Partner (which shall be 36 months or more after the MCT Closing Date), a Limited Partner shall be holding Shares previously distributed to it by the Partnership, the Fair Market Value of such Shares, net of brokerage or underwriting commissions that would be incurred if such Shares then held by such Limited Partner were then sold, shall be deemed to have been received by the Partnership and the provisions of Section 6.1(e)(iii)(B) shall apply to such amount. Any amount due to the General Partner as a result of its deemed distribution pursuant to this subsection 6.1(e)(iii)(C) shall be paid by the Limited Partner to the General Partner in cash or in Shares, as elected by the Limited Partner. Each Limited Partner will consider, but is not obligated with respect to, a request from the General Partner for the Carried Interest to be paid to the General Partner in Shares.

                             (D) In order that the provisions of Section
                       6.1(e)(iii)(B) can be effectuated, each Limited Partner shall give the General Partner notice each time such Limited Partner sells any Shares distributed to it by the Partnership, and in such notice shall set forth the amount of the net proceeds received by the Limited Partner upon said sale. The obligations of the Limited Partners under Section 6.1(e)(iii)(D) shall terminate on the earliest of 60 months after the MCT Closing Date, the date on which Shares held by such Limited Partner are valued pursuant to Section 6.1(e)(iii)(C) and the date on which all Shares held by such Limited Partner and held by the Partnership in which such Limited Partner has an interest have been sold.

                            (iv) The Carried Interest will remain in effect with respect to distributed Shares until sixty months after the MCT Closing Date (or the date selected by the Limited Partner in accordance with clause (c), above). At the time each Limited Partner determines to sell Shares, each Limited Partner will consider, but is not obligated with respect to, a request from the General Partner for the Carried Interest to be paid to the General Partner in Shares.

                                       39

720885.2

                             (v) Whenever any distribution or deemed
         distribution is to be made to the General Partner pursuant to Section 6.1(a)(iii) and/or Section 6.1(e)(iii) by reason of the sale of any Shares by the Partnership or a Limited Partner or pursuant to Section 6.1(e)(iii)(C), such distribution or deemed distribution shall be reduced to reflect (A) the aggregate "value" on the date of the distribution or deemed distribution of the Share options in Mark Centers Trust held by and/or previously exercised by Ross Dworman and Ken Bernstein, (B) any extraordinary compensation that has been paid by Mark Centers Trust to Ross Dworman and/or Ken Bernstein (i.e., bonus compensation in excess of amounts customarily paid to executive officers of public real estate investment trusts), as reasonably determined by the Limited Partners and (C) the net present value, calculated using a discount rate equal to Treasury Securities of similar maturity, of amounts payable by Mark Centers Trust to Ross Dworman and/or Kenneth Bernstein as a result of a change in control (as defined in any agreement between Mark Centers Trust and either Ross Dworman or Kenneth Bernstein) of Mark Centers Trust (the "Excess Compensation")). The distribution or deemed distribution to the General Partner will be reduced by an amount equal to (a) the "value" of all vested Share options held by and/or previously exercised by Ross Dworman and Ken Bernstein and the Excess Compensation multiplied by (b) a fraction, the numerator of which is the number of Shares sold by the Partnership or the Limited Partner or the number of Shares being valued and the denominator of which is all of the issued and outstanding shares of Mark Centers Trust and units of Mark Centers Limited Partnership, on a fully diluted basis. For purposes of this calculation, the "value" of the share options shall be determined using the Black-Scholes method for unexercised options and shall be the excess of the closing market price of shares acquired pursuant to options over the purchase price of such shares, for exercised options.

                  SECTION 6.2. Preferred Return. No later than nor less frequently than the thirtieth (30th) day following the close of each fiscal quarter, the General Partner shall determine, based on a statement of operations and cash flow for the Partnership, which need not be audited, and distribute to the Partners to the extent of Distributable Proceeds, pro rata in accordance with their respective amounts of Unreturned Capital, an amount, in the aggregate, equal to eight percent (8%) per annum of the average monthly balance of such Partners' aggregate Unreturned Capital (the "Preferred Return")since the last distribution of

                                       40

720885.2

Distributable Proceeds. To the extent the Partnership is unable to make a Preferred Return payment pursuant to this Section 6.2 in any quarter, the unpaid amount of the Preferred Return will be compounded semiannually at a rate of 8% per annum and paid in future quarters. No amounts shall be distributed to Partners pursuant to Section 6.1 (other than Section 6.1(a)(i)) if any Preferred Return amount required to be paid under this Section 6.2 is accrued but unpaid. Amounts paid pursuant to this Section 6.2 are intended to constitute payments of a preferred return for capital within the meaning of Treasury Regulations ss. 1.514(c)- 2(d)(2) and not guaranteed payments within the meaning of Section 707(c) of the Code.

                  SECTION 6.3. Capital Accounts. (a) There shall be established for each Partner on the books and records of the Partnership an account (a "Capital Account"), which shall initially be zero and which shall be adjusted as follows:

                             (i) The amount of cash contributed or deemed contributed to the Partnership by each Partner, including amounts contributed or deemed contributed pursuant to Article V (including
         Section 5.3(a)) shall be credited to the Capital Account of such Partner.

                            (ii) The amount of cash (or the fair market value of other property as determined by the General Partner pursuant to this
         Article VI, net of any liabilities assumed or taken subject to by the Partners) distributed or deemed distributed by the Partnership to each Partner shall be debited against the Capital Account of such Partner.


                             (iii) The Net Income and Net Loss of the
         Partnership (and the items entering into the determination thereof) allocated to each Partner pursuant to this Article VI shall be credited to and debited against, respectively, the Capital Account of such Partner.


                       (b)  If all or any portion of an Interest is
transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest or portion thereof.

                       (c) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with applicable Regulations under Code Section 704 and to provide for allocations which have "substantial economic effect" within the meaning of those Regulations or, in the case of allocations attributable to nonrecourse indebtedness, which are deemed

                                       41

720885.2
pursuant to those Regulations to be in accordance with the Partners' Interests. Subject to Section 6.5, the provisions of this Agreement shall be interpreted and applied in a manner consistent with this intention. Moreover, in determining the amount of any liability for purposes hereof, Code Section 752 and the Regulations thereunder shall be applied insofar as relevant. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, subject to Section 6.5 and provided that no such modification that has a material adverse effect upon any Partner shall be made without that Partner's consent.

                  SECTION 6.4.  Allocations of Net Income and Net Loss.

                  (a) Net Income. Except as otherwise provided in this Article VI, Net Income for each Fiscal Year shall be allocated in the following order:

                             (i) first, if any Net Loss has been previously allocated to the Partners, reversing the prior allocations of Net Loss on a most recent in time basis until the cumulative amount allocated pursuant to this Section 6.4(a)(i) equals the cumulative amount of Net Loss previously so allocated; and

                            (ii) second, to the Partners in an amount equal to the distributions made to each Partner (or which would be made to each Partner, if the Partnership distributed cash in an amount equal to such Net Income) pursuant to Section 6.1(a)(i) and (iii).

                  (b) Net Loss. Except as otherwise provided in this Article VI, Net Loss for each Fiscal Year shall be allocated first, if any Net Income has previously been allocated to the General Partner with respect to its Carried Interest, to the General Partner in an amount equal to such Net Income and then to the General Partner and the Limited Partners in proportion to their Interest Percentages.

                  (c) Miscellaneous. Any Net Income or Net Loss allocated to the Limited Partners shall be allocated among the Limited Partners pro rata in accordance with their Interest Percentages.

                                       42

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



                  SECTION 6.5.  Other Allocations.

                  (a) UBTI. Notwithstanding anything to the contrary in this
Agreement:

                             (i) without violating the requirements of Section 6.5(a)(ii), all allocations under this article VI may be adjusted insofar as may be required in the reasonable judgement of the General Partner in order to avoid the recognition of UBTI by the Limited Partners and to provide equitable allocations among the Limited Partners, provided, however, that the Partners shall be consulted regarding any such adjustment that has a material adverse effect upon the present value of cash distributions from the Partnership to any Partner (exclusive of tax allocations); and

                            (ii) although the parties confirm their good faith belief that the terms of this Agreement meet the requirements of Code
         Section 514(c)(9)(E), so that all allocations hereunder have "substantial economic effect" within the meaning of Code Section 704(b)(2) (or in the case of an allocation that cannot have economic effect, are in accordance with the Partners' interests in the Partnership within the meaning of the applicable regulations under
         Section 704(c) of the Code) and so that as to each Partner, all allocations under this Agreement shall be adjusted insofar as may be required to enable the Partnership to meet the following requirements:

                             (A) each Limited Partner's percentage share of the
                  Partnership's "overall partnership income" (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code) shall not, for any taxable year of the Partnership, be greater than such Partner's Fractions Rule Percentage; and

                             (B) each Limited Partner's percentage share of the
                  Partnership's "overall partnership loss" (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code) shall not, for any taxable year of the Partnership, be less than such Partner's Fractions Rule Percentage, subject in either case to the special rules of Section 514(c)(9)(E)(ii) of the Code.

                  (b) Regulatory Allocations. The following special allocations shall be made in the following order:

                                       43

720885.2

                             (i) Notwithstanding any other provision of Article VI except Section 6.5(a)(ii), if there is a net decrease in "partnership minimum gain" or "partner nonrecourse debt minimum gain" (as defined in applicable Regulations under Code Section (704) for any Fiscal Year, then items of Partnership income and gain for such year (and, if necessary, subsequent years) shall be specially allocated among the Partners in accordance with requirements of such Regulations. This Section 6.5(b)(i) is intended to comply with the "minimum gain chargeback" and "partner nonrecourse debt minimum gain chargeback" requirements of such Regulations and shall be interpreted consistently therewith.

                            (ii) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations
         Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in accordance with the requirements of Regulation Section 1.704-1(b)(2)(ii)(d). This Section 6.5(b)(i) is intended to comply with the "qualified income offset" provision of such Regulations and shall be interpreted consistently therewith.

                           (iii) If and to the extent required by applicable Regulations under Section 704 and computed after giving effect to such allocation to the Limited Partner of the Code, any "nonrecourse deductions" or "partner nonrecourse deductions" (within the meaning of such Regulations) shall be specially allocated in accordance with the requirements of such Regulations.

                            (iv) If for any Fiscal Year the Partnership has a Net Loss and the allocation of such Net Loss would otherwise give rise to a negative Capital Account balance for any Limited Partner in excess of such Limited Partner's share of "partnership minimum gain" (as defined in applicable regulations under Code Section 704), then that portion of such excess, to the extent otherwise allocable to any such Limited Partner, shall be allocated entirely to the General Partner.

                  (c)  Other Allocation Rules.

                             (i) To the extent required by Code Section 704 and the Regulations thereunder, income, gain, loss, deduction and credit with respect to any property shall, solely for tax purposes (and not for purposes of maintaining

                                       44

720885.2
         the Capital Accounts hereunder), be allocated among the Partners so as to take account of any variation between the adjusted basis of such property for federal income tax purposes and its 704(c) Value. Any elections or other decisions relating to such allocation shall be made by the General Partner with the consent of the Required Partner.

                  "704(c) Value" means, with respect to any Partnership asset, the adjusted basis for federal income tax purposes of such asset, adjusted as of the following times to equal its gross fair market value (as determined by the General Partner in its discretion): (a) the acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis (as that term is used in Regulation Section 1.704-1(b)(2)(iv)(f)) Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property or money if the General Partner determines in its discretion that such adjustment is necessary or appropriate to reflect the economic interests of the Partners in the Partnership; and (c) the liquidation of the Partnership for federal income tax purposes within the meaning of Regulation Section 1.704(b)(2)(ii).

                            (ii) Distributions during the course of any Fiscal Year shall be on account of the Net Income for that Fiscal Year to the extent of such Net Income.

                  SECTION 6.6. Tax Allocations. All items of income, gain, loss, deduction or credit of the Partnership shall be allocated among the Partners for federal income tax purposes in a manner consistent with the allocation of the corresponding items to the Partners under the other provisions of this Article VI.

                  SECTION 6.7. Distributions in Kind. The General Partner may distribute any property constituting all or any portion of an Investment in kind. Any property so distributed shall be deemed for purposes of determining Net Income or Net Loss under this Article VI to have been sold by the Partnership for an amount equal to its Fair Market Value in the case of Shares, and its fair market value, in the case of other property. Except as provided in
Section 6.1(e), in any distribution of property in kind, the General Partner shall not, without the consent of all the Limited Partners, discriminate among Partners and shall endeavor to (i) distribute to each applicable Partner a proportional interest in any particular property in accordance with this Article VI and (ii) if cash and property in kind are to be distributed simultaneously in respect of any Investment,

                                       45

720885.2
distribute cash and property in kind in the same proportion to each applicable Partner.

                  Notwithstanding the foregoing, if any Limited Partner notifies the General Partner that such Limited Partner is prohibited by applicable law or regulation from holding directly the property to be distributed in kind, the General Partner shall, in lieu of making such distribution in kind to such Limited Partner and to the extent permitted by applicable law, use commercially reasonable efforts to sell such property on such Limited Partner's behalf, on terms acceptable to such Limited Partner and, upon such sale, the General Partner shall promptly distribute to such Limited Partner the net proceeds of such sale.

                  SECTION 6.8. Setoff and Withholding of Certain Amounts. Notwithstanding anything else contained in this Agreement, the General Partner may in its discretion set off against, or withhold from, any distribution to any Partner pursuant to this Agreement, the following amounts:

                  (a) any amounts due from such Partner to the Partnership or the General Partner pursuant to this Agreement to the extent not otherwise paid,

                  (b) any amount owed by a Defaulting Partner on a Default Loan pursuant to Section 5.3, and

                  (c) any amounts required to pay or reimburse (x) the Partnership for the payment of any withholding or other taxes properly attributable to such Partner or (y) the General Partner for any advances made by the General Partner for such purpose.

                  Any amounts so set off or withheld pursuant to this Section
6.8 shall be applied by the General Partner to discharge the obligation in respect of which such amounts were withheld. All amounts set off or withheld either pursuant to this Section 6.8 or pursuant to the Code or any provision of any state or local tax law attributable to any Partner shall be treated as amounts distributed to such Partner for all purposes under this Agreement.

                  SECTION 6.9. Withdrawal and Return of Capital. Except as specifically provided in this Agreement, a Partner shall not have any right to demand the return of any Capital Contribution or to withdraw any portion of Partnership capital. If the Distributable Proceeds remaining upon dissolution of the Partnership after the payment or discharge of Partnership Expenses are insufficient to return any Partner's Unreturned

                                       46

720885.2

Capital, the Partner shall have no recourse against any of the Partners or against the Partnership.

                  SECTION 6.10. Deemed Partnerships. Notwithstanding anything to the contrary set forth in this Article VI or elsewhere in this Agreement, for the purposes of calculating amounts to be distributed or to be deemed to have been distributed to the Partners pursuant to this Article VI or Article IX, it shall be deemed that the Partnership constitutes four separate partnerships, each of which is between the General Partner and one of the Limited Partners (each a "Deemed Partnership"). The Interest Percentage of the General Partner in a Deemed Partnership shall be the Interest Percentage of the General Partner in the Partnership multiplied by the Interest Percentage of the Limited Partner of such Deemed Partnership in the Partnership. The Interest Percentage of the Limited Partner in a Deemed Partnership shall be 100% less the Interest Percentage of the General Partner therein. There shall be deemed owned by each Deemed Partnership on the MCT Closing Date a number of Shares equal to the number of Shares acquired by the Partnership on the MCT Closing Date multiplied by a fraction, the numerator of which is the Interest Percentage of the Limited Partner of said Deemed Partnership in the Partnership plus the Interest Percentage of the General Partner in the Deemed Partnership and the denominator of which is 100.


                                   ARTICLE VII

                           REPORTS TO LIMITED PARTNERS

                  SECTION 7.1.  Reports.

                  (a) The books of account and records of the Partnership shall be audited as of the end of each Fiscal Year by the Partnership's independent public accountants. All reports provided to the Limited Partners pursuant to this Section 7.1 shall be prepared on an accrual basis. The Partnership's independent public accountants shall be a nationally recognized independent certified public accounting firm selected by the General Partner. Until such time as the Limited Partners become shareholders of Mark Centers Trust, the Partnership shall deliver to the Limited Partners a copy of any reports and other correspondence sent by Mark Centers Trust to the Partnership, as a shareholder of Mark Centers Trust promptly after receipt thereof.

                                       47

720885.2

                  (b) Within 60 days after the end of each fiscal quarter, the General Partner shall prepare and mail to each Person who was a Partner during such quarter an unaudited report setting forth as of the end of such fiscal quarter:

                             (i) unless such quarter is the last fiscal quarter, a balance sheet of the Partnership;

                            (ii) unless such quarter is the last fiscal quarter, an income and expense statement of the Partnership reflecting the cash flow of the Partnership for such fiscal quarter (including an estimate of the amount of UBTI that is expected to be incurred for such quarter and the related Fiscal Year); and

                             (iii) a status report of the Partnership's
         Investments (which report shall include occupancy percentages, leasing activity, a comparison of actual results to the budget for each Investment other than the Shares and an aging report for accounts receivable) and activities during such fiscal quarter, including summary descriptions of Investments made and disposed of by the Partnership, expenditures for renovation and construction, and amounts withheld for expenses or reserves upon Disposition (or the tax-deferred exchange) of an Investment during such fiscal quarter.

                  (c) Within 105 days after the end of each Fiscal Year, the General Partner shall prepare (or cause to be prepared) and mail to each Partner, an audited report setting forth as of the end of such Fiscal Year:

                             (i) a balance sheet of the Partnership,

                            (ii) an income and expense statement of the Partnership reflecting the cash flow of the Partnership for such Fiscal Year, and

                             (iii) a statement of each Partner's Capital
         Account.

                  (d) Each Limited Partner other than an Affiliate of the General Partner agrees that it will not, and it will cause its employees, representatives and advisors not to, disclose the information in any reports issued pursuant to this Section 7.1 to any Person without the prior written consent of the General Partner; provided that any Limited Partner may make such disclosures as it reasonably believes may be required by law,

                                       48

720885.2
regulation or rule of any governmental authority or in conjunction with any litigation proceeding.

                  (e) After the end of each Fiscal Year, the General Partner shall cause the Partnership's independent certified public accountants to prepare and transmit, as promptly as possible, and in any event within 90 days of the close of the Fiscal Year, a federal income tax form K-1 for each Partner, a copy of the Partnership's return filed for federal income tax purposes and a report setting forth in sufficient detail such transactions effected by the Partnership during such Fiscal Year as shall enable each Partner to prepare its federal income tax return, if any. The General Partner shall mail such materials to (i) each Partner and (ii) each former Partner (or its successors, assigns, heirs or personal representatives) who may require such information in preparing its federal income tax return.



                                  ARTICLE VIII

                         EXCULPATION AND INDEMNIFICATION

                  SECTION 8.1.  Exculpation and Indemnification.

                  (a) Notwithstanding anything to the contrary in this Agreement, the General Partner, its members and Affiliates and its and their directors, officers, shareholders, partners, trustees and employees (individually and respectively, a "Released Party") shall not be liable to the Partnership or to the Limited Partners for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by such Released Party arising out of or in connection with this Agreement or the Partnership's business or affairs, except for (i) any such loss, claim, damage or liability attributable to the negligence or willful misconduct of such Released Party or a material breach of this Agreement which such Released Party fails to cure, or fails to cause the General Partner to cure, within ten (10) Business Days following receipt by the General Partner of notice of such breach from the Required Partners (a "Breach"), provided that if such breach is capable of being cured but cannot be cured with diligent efforts within such period of 10 Business Days and if such Released Party or the General Partner, as the case may be, has commenced to cure such breach within such period of 10 Business Days, no Breach of this Agreement shall be deemed to have occurred unless either
(a) such Released Party or the General Partner, as the case may be, ceases to proceed diligently to cure such breach or (b) such breach is not cured within

                                       49

720885.2
fifteen (15) days after the receipt by the General Partner of such notice of the breach, or (ii) any such loss, claim, damage or liability attributable to or arising out of or as a result of any Released Party's position as an officer, director, trustee or controlling stockholder (except in the case of any such loss, claim, damage or liability attributable to such person's position as a controlling stockholder arising solely by reason of the initial funding of the Partnership Investment pursuant to the Contribution Agreement) of Mark Centers Trust or with respect to actions taken or omitted to be taken by them in such capacity. The General Partner shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the Partnership and the Limited Partners against any losses, claims, damages or liabilities to which the Partnership or such Limited Partners may become subject in connection with (i) any Breach or (ii) actions or omissions of any Released Party after the Closing Date relating to their positions as executive officers, trustees, directors or controlling stockholders (except in the case of any such loss, claim, damage or liability attributable to such person's position as a controlling stockholder arising solely by reason of the initial funding of the Partnership Investment pursuant to the Contribution Agreement) of Mark Centers Trust or actions taken or omitted to be taken by them in such capacity.

                  (b) The Partnership shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Released Party against any losses, claims, damages or liabilities to which such Released Party may become subject in connection with any matter arising out of or in connection with this Agreement or the Partnership's business or affairs, except for any such loss, claim, damage or liability attributable to the gross negligence, willful misconduct or Breach of such Released Party or as a result of any Released Party's position as an officer, trustee, director or controlling stockholder of Mark Centers Trust or with respect to actions taken by or omitted to be taken by any Released Party in such capacity. If any Released Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Partnership's business or affairs, the Partnership shall reimburse such Released Party for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Released Party shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Released Party was not entitled to be indemnified by the Partnership in connection with such action, proceeding or investigation. Any such obligation of the Partnership shall be

                                       50

720885.2
limited to the assets of the Partnership and there shall be no personal liability of any of the Limited Partners for any such obligation of the Partnership.

                  (c) Each Partner covenants for itself and its successors, assigns, heirs and personal representatives that such Person will, at any time prior to or after dissolution of the Partnership, on demand, whether before or after such Person's withdrawal from the Partnership, pay to the Partnership or the General Partner any amount which the Partnership or the General Partner, as the case may be, pays in respect of taxes (including withholding taxes) imposed upon income of or distributions to such Partner.


                                   ARTICLE IX

                   DURATION AND DISSOLUTION OF THE PARTNERSHIP

                  SECTION 9.1. Duration. The term of the Partnership shall commence on the Effective Date and, subject to Section 9.2 and Section 3.3(a)(iii), the term of the Partnership shall continue until the earlier of (i) December 31, 2005, unless extended in accordance with Section 3.3(a)(iii) for no more than three years thereafter, until December 31, 2008 and (ii) the date by which no further distributions or deemed distributions will be made to the Partners pursuant to Sections 6.1(a) or 6.1(e).

                  SECTION 9.2. Dissolution. Subject to the Act, the Partnership shall be dissolved and its affairs shall be wound up upon the earliest to occur of:

                  (a) the expiration of the term of the Partnership provided in Section 9.1;

                  (b) the written consent of the Partners to dissolve the Partnership;

                  (c) a decision made by the General Partner to dissolve the Partnership because it has reasonably determined that changes in any applicable law or regulation would have a material adverse effect on the continuation of the Partnership and has delivered to the Required Partners an opinion of counsel reasonably acceptable (as to the opinion itself and the counsel rendering such opinion) to the Required Partners to that effect; and

                  (d) the withdrawal, removal or other cessation of the General Partner as a general partner of the Partnership (within

                                       51

720885.2
the meaning of the Act) or the termination of the active engagement of either Ross Dworman or Kenneth F. Bernstein from the Partnership.

                  SECTION 9.3. Winding Up of Partnership. Upon dissolution, the Partnership's business shall be wound up in an orderly manner. The General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement. If no general partner remains, the Limited Partners may approve one or more liquidators to act as the liquidator in carrying out such liquidation. Subject to the Act (and with respect to any distribution of assets, Section 6.7), the liquidator shall dispose of or distribute all Partnership assets to the Partners within one year following dissolution, except that such one-year period may be extended with the approval of the Limited Partners. During such winding up period the liquidator shall not pursue the making of any Investments or require any further Capital Contributions from the Partners unless, and then only to the extent, required to pay normal and reasonable Partnership Expenses, and in all events, limited to the amount of each partner's respective remaining Capital Commitment.

                  SECTION 9.4.  Distribution Upon Dissolution of the
Partnership.

                  (a) Upon dissolution of the Partnership, the liquidator shall determine which assets of the Partnership shall be disposed of and, subject to
Section 6.7, which assets of the Partnership shall be retained for distribution in kind to the partners. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in any manner that the liquidator shall determine to be in the best interest of the Partners. Subject to the Act, after all liabilities contingent or otherwise of the Partnership (including any liabilities to Partners and any obligations to Partners under Section 6.2) have been satisfied or duly provided for (as determined by the liquidator in its discretion), the remaining assets of the Partnership shall be distributed to the partners in proportion to their positive Capital Accounts (after giving effect to adjustments attributable to all Partnership transactions prior to any such distribution).

                  (b) Subject to the Act, if at the time of dissolution, any new construction, repair or rehabilitation of Partnership assets has not been completed, then completion thereof shall be a proper act in winding up the Partnership and the liquidator shall have full power and authority to do all acts appropriate to

                                       52


720885.2
complete any such construction, repair or rehabilitation in process, including arranging for all appropriate financing. The full rights, powers and authority of the liquidator shall continue so long as appropriate and necessary to complete the process of winding up the business and affairs of the Partnership.

                  (c) In the discretion of the liquidator a portion of the distributions that would otherwise be made to the Partners pursuant to this
Section 9.4 may be:

                             (i) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any liabilities or obligations of the Partnership or of the General Partner arising to of or in connection with the Partnership. (Subject to Section 6.7, the assets of any such trust shall be distributed to the Partners from time to time, in the discretion of the liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement); or

                            (ii) withheld to provide a reserve for Partnership liabilities (contingent or otherwise), provided that such withheld amounts shall be distributed to the Partners as soon as the liquidator determines, in its discretion, that such amounts are no longer necessary to be retained.

                  (d) Except as otherwise provided in this Agreement, (i) each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership and (ii) no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions. Subject only to any applicable provisions of the Act, in conjunction with the dissolution of the Partnership, no Partner shall have any obligation to contribute to or reimburse the Partnership for any deficit in such Partner's Capital Account.


                                    ARTICLE X

                  TRANSFERABILITY OF GENERAL PARTNER'S INTEREST


                                       53

720885.2

                  SECTION 10.1.  Transferability of General Partner's
Interest.

                  (a) Except as otherwise provided herein, the General Partner may not Transfer all or any portion of its Interest to any Person without the prior approval of the Required Partners.

                  (b) In connection with any Transfer permitted hereunder, the General Partner may admit a transferee as a general partner of the Partnership without further action by any partner or any other Person, and such transferee shall be deemed admitted to the Partnership as a general partner of the Partnership immediately prior to the Transfer and shall continue the business of the Partnership without dissolution.

                  (c) Notwithstanding, the foregoing, the General Partner agrees that no Transfer contemplated by this Section 10.1 shall be effected if such Transfer would jeopardize the status of the Partnership as a partnership for federal income tax purposes.

                  (d) In connection with any Transfer permitted hereunder, all expenses, including attorneys' fees and expenses, incurred by the Partnership in connection with such Transfer shall be fully borne by the General Partner or the General Partner's transferee. In addition, the General Partner or the General Partner's transferee shall indemnify the Partnership in a manner reasonably satisfactory to the Limited Partners against any losses, claims, damages, liabilities or expenses to which the Partnership may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, the General Partner or the General Partner's transferee in connection with such Transfer.

                  SECTION 10.2.  Removal of the General Partner.

                  (a) In the event of fraud, gross negligence, willful misconduct, or an Event of Default by the General Partner, the General Partner may be removed by written notice (a "Removal Notice") from Limited Partners (other than a Defaulting Partner and any Limited Partner that is an Affiliate of the General Partner) representing 66.67% of the aggregate Capital Commitments of all Limited Partners (other than any Defaulting Partners and any Limited Partner that is an Affiliate of the General Partner).

                  (b) Upon the removal of the General Partner pursuant to
Section 10.2(a), (i) the Interest of the General Partner shall be converted to a limited partnership Interest, (ii) the Interest

                                       54

720885.2
of the General Partner shall be admitted to the Partnership as a Limited Partner, and (iii) the Partnership shall have the right to terminate upon no more than thirty (30) days' notice, any management agreements or other agreements between the Partnership and the General Partner or its Affiliates (but no such termination shall affect any liability to the Partnership for any then incurred or accrued Reimbursable Expenses hereunder or any contract theretofore entered into or obligations theretofore incurred on behalf of or for the benefit of the Partnership by the General Partner or its Affiliates with any third parties).

                  (c) The removal of the General Partner pursuant to Section 10.2(a) is not the exclusive remedy of the Partnership or the Limited Partners for any fraud, gross negligence, willful misconduct, or an Event of Default by the General Partner.

                  SECTION 10.3. Withdrawal of the General Partner. Except as otherwise provided in this Article X, the General Partner may not withdraw from the Partnership prior to its dissolution.


                                   ARTICLE XI

                 TRANSFERABILITY OF A LIMITED PARTNER'S INTEREST

                  SECTION 11.1. Restrictions on Transfer. Prior to 18 months from the MCT Closing Date, no Transfer of all or any portion of a Limited Partner's Interest (including some or all of its rights or obligations hereunder) may be made (other than to an Affiliate of the Limited Partner) without the prior written consent of the General Partner in its absolute discretion. After 18 months from the MCT Closing Date, a Limited Partner may transfer all or a portion of its Interest upon the prior written consent of the General Partner. If the General Partner does not consent to such Transfer (unless the General Partner withholds its consent because of evidence that the proposed transferee has a reputation of committing acts of moral turpitude), the interest of such Limited Partner in the Partnership shall be redeemed, the Partnership shall distribute Shares and any other assets to such Limited Partner in accordance with its Interest Percentage, and within six months of such distribution the Limited Partner shall pay the Carried Interest with respect to the Shares distributed. Subject to the Act, no Transfer shall relieve the transferor of any of its obligations under this Agreement without the written consent of the General Partner.

                                       55

720885.2

                  SECTION 11.2. Expenses of Transfer; Indemnification. All expenses, including attorneys' fees and expenses, incurred by the General Partner or the Partnership in connection with any Transfer shall be fully borne by the transferring Limited Partner or such Limited Partner's transferee. In addition, the transferring Limited Partner or such transferee shall indemnify the Partnership and the General Partner in a manner reasonably satisfactory to the General Partner against any losses, claims, damages, liabilities or expenses to which the Partnership or the General Partner may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Limited Partner or such transferee in connection with such Transfer.

                  SECTION 11.3.  Recognition of Transfer.

                  (a) The Partnership shall not recognize for any purpose any purported Transfer of all or any portion of a Limited Partner's Interest (including some or all of its rights or obligations hereunder) and no transferee of all or any portion of such Interest shall be admitted as a Limited Partner hereunder unless:

                  (1) the provisions of Sections 11.1, 11.2 and 11.3(b) shall have been complied with;

                  (2) the General Partner shall have been furnished with the documents effecting such Transfer, in form and substance satisfactory to the General Partner, executed and acknowledged by both transferor and the transferee;

                  (3) such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including the Transfer having been made pursuant to an exemption from the Securities Act of 1933 and in compliance with the provisions of New York Corporate Securities Law or any other applicable state real estate or securities laws or regulations, and such Transfer shall not jeopardize the availability of the Partnership's exemption from registration in connection with the original offering and sale of Interests referred to in Section 12.4(a);

                  (4) such Transfer will not cause a termination of the Partnership for federal income tax purposes or cause the

                                       56

720885.2

         Partnership to be treated as a publicly traded partnership for federal income tax purposes;

                  (5) the books and records of the Partnership shall have been changed (which change shall be made as promptly as practicable) to reflect the admission of such Limited Partner;

                  (6) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners; and

                  (7) the General Partner shall have received such advice and opinions from counsel to the transferor and counsel to the Partnership as the General Partner shall deem appropriate to determine that the Transfer complies with the requirements of clauses (3) and (4) above.

                  (b) Each transferee, as a condition to its admission as a Limited Partner, shall execute and acknowledge such instruments, in form and substance satisfactory to the General Partner, as the General Partner deems necessary or desirable to effectuate such admission and to confirm the agreement of such Limited Partner to be bound by all the terms and provisions of this Agreement with respect to any rights and/or obligations represented by the Interest acquired by such Limited Partner. The admission of any such Limited Partner shall not require the approval of any Limited Partner.

                  SECTION 11.4. Transfers During a Fiscal Year. If any Transfer of a Partner's Interest shall occur at any time other than the end of a Fiscal Year, the distributive shares of the various items of Partnership income, gain, loss and expense as computed for tax purposes and the distributions of the Partnership shall be allocated between the transferor and the transferee consistent with applicable requirements under Code Section 706; provided that no such allocation shall be effective unless the transferor and the transferee shall have agreed to reimburse the General Partner for any incremental accounting fees and other expenses incurred by the General Partner for any incremental accounting fees and other expenses incurred by the General Partner in making such allocation. Neither the General Partner nor the Partnership shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 11.4.

                                       57


720885.2

                  SECTION 11.5. Withdrawal of a Limited Partner. Except as otherwise provided in this Article XI, a Limited Partner may not withdraw from the Partnership prior to its dissolution.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.1.  Amendment to the Agreement.

                  Except as otherwise provided in this Section 12.1, this Agreement may be amended by the General Partner with the approval of Limited Partners representing a majority of the aggregate Capital Commitments of all Limited Partners; provided that no amendment of this Agreement shall:

                  (1) without the approval of all the Limited Partners (other than any Defaulting Partners), amend this Section 12.1(a),

                  (2) without the approval of the affected Limited Partner, (w) increase the liability of a Partner beyond the liability of such Partner expressly set forth in this Agreement or otherwise modify or affect the limited liability of such Partner, (x) decrease the Interest of any Partner (other than as provided in this Agreement), (y) change the Capital Commitment of any Partner (other than as provided in this Agreement) or (z) change the method of distribution or allocations made under Article VI to any Partner (other than as provided in this Agreement), or

                  (3) without the approval of Partners having Capital Commitments representing the percentage of Capital Commitments specified in any provision of this Agreement required for any action or approval of the Partners, amend such provision.

                  SECTION 12.2. Approvals. To the extent permitted by applicable law, each Limited Partner agrees that the written approval of the Required Partners shall bind the Partnership and each Limited Partner and shall have the same legal effect as the written approval of each Partner, for purposes of granting the approval of the Limited Partners with respect to any proposed action of the Partnership, the General Partner or any of its Affiliates that specifically requires such approval.

                  SECTION 12.3.  Consultation with the Limited Partners.

                                       58

720885.2

                  (a) The General Partner shall consult on a quarterly basis with the Limited Partners (other than Limited Partners who are Affiliates of the General Partner) on the following matters:

                             (i) the financial statements and appraisal reports of the Partnership for such fiscal quarter delivered pursuant to
         Article VII;

                             (ii) the status of each outstanding Investment and the economic and financial trends and conditions affecting Investments generally, including any contemplated Disposition of any Investment;

                             (iii) whether the amounts of fees and expenses paid by the Partnership are proper;

                             (iv) activities engaged in by the General Partner on behalf of any Person that is in competition with the Partnership (except those activities which are expressly permitted under the terms hereof);

                             (v) any transaction entered into between the Partnership and any Limited Partner (except those transactions which are expressly permitted under the terms hereof);

                            (vi) any activities requiring the consent of the Required Partners pursuant to Sections 4.2, 4.3, 4.5 and
         12.6;

                             (vii) any plan for winding up the business of the Partnership upon its dissolution;

                             (viii) matters relating to the General Partner or its members, officers and directors which have had or may have a material adverse effect on the business, assets or condition of the General Partner or the Partnership or on the ability of the General Partner to perform its obligations hereunder, about which matters the General Partner covenants and warrants promptly to notify the Limited Partners; and

                             (ix) such other matters relating to the business of the Partnership as the General Partner may determine, or any Limited Partner may reasonably propose to the General Partner, from time to time;

                                       59

720885.2
provided that the General Partner shall not be required or otherwise bound to act in accordance with any comments made by the Limited Partners.

                  (b) Notwithstanding anything else contained in this Section 12.3, the Limited Partners shall not possess or exercise any power that, if possessed or exercised by a General Partner, would constitute participation in the control of the business of the Partnership.

                  SECTION 12.4. Investment Representation. Each Limited Partner, by executing this Agreement, represents and warrants that the following statements are true:

                  (a) it understands and accepts that the offering and sale of Interests is intended to be exempt from Registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and that the Partnership will make a notation in its records as to the nontransferability of the Interests without the prior consent of the General Partner and place a legend on any certificates evidencing the Interests to the effect that the Interests may not be transferred in violation of the Securities Act;

                  (b) it understands and accepts that the offering and sale of Interests is intended to be exempt from registration under the securities laws of the state or states in which the offer and sale are deemed to be made, by virtue of a transactional exemption set forth therein;

                  (c) it has such knowledge and experience in business, tax and financial matters so as to enable it to utilize the information made available to it in connection with the offering of the Interests in order to evaluate the merits and risks of an investment in the Interests and to make an informed investment decision with respect thereto;

                  (d) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act;

                  (e) it is making its investment in the Partnership for its own account and not for the account of others and is not investing with the present intention of selling, distributing, transferring or reallocating all or any portion of its investment and, while the disposition of its investments is always subject to its own control, presently intends to hold the same until the Partnership is terminated;

                                       60

720885.2

                  (f) it understands that transferability of its Interest is restricted and the Limited Partner cannot expect to have any liquidity with respect to its investment;

                  (g) it is duly authorized and has full power and authority to enter into this Agreement and to perform its obligations hereunder, the person who has executed this Agreement on behalf of the Limited Partner is duly authorized to do so, and such execution and performance will not violate or conflict with any law, rule, regulation, order, decree, contract or agreement to which the Limited Partner or such person is subject or by which they are bound;

                  (h) unless the General Partner has previously determined that the admission of the Limited Partner will not cause assets of the Partnership to be "plan assets" within the meaning of Department of Labor Regulation ss.2510.3-101, it is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974;

                  (i) it understands that no federal or state agency has recommended or endorsed the purchase of the Interests or passed on the adequacy or accuracy of the information set forth in this Agreement;

                  (j) it has had the opportunity, at a reasonable time prior to its purchase of the Interests, to ask questions and receive answers concerning the terms and conditions of an investment in the Partnership and to obtain any additional information, financial or otherwise, which it deems appropriate in order to evaluate an investment in the Partnership; and

                  (k) it is treated as a single investor for purposes of the Investment Company Act of 1940.

                  SECTION 12.5.  Representations.

                  (a) The General Partner represents and warrants to the Limited Partners that:

                             (i) the General Partner is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in each jurisdiction in which the character and location of its properties or the nature of its business activities makes such qualification necessary, and has all requisite power and authority to execute, deliver and perform this Agreement;

                                       61


720885.2

                             (ii) the execution, delivery and performance by the General Partner of this Agreement is within its power, has been authorized by all necessary action and does not contravene any provision of its organizational documents;

                             (iii) this Agreement is a valid and binding obligation of the General Partner;

                             (iv) the execution, delivery and performance of this Agreement by the General Partner does not conflict with or result in a breach of any of the provisions of, or constitute a default under, any bond, note or other form of indebtedness, indenture, mortgage, deed of trust, loan agreement or similar instrument, any lease or other agreement or contract to which it is a party or by which any of its property may be bound or any applicable law or order, rule or regulation or any court or governmental agency that has jurisdiction over it or any of its property;

                             (v) there are no actions, suits or proceedings pending or, to the knowledge of the General Partner, threatened against or affecting the General Partner or, to the knowledge of the General Partner or its members, which would bring into question the validity of the transactions contemplated by this Agreement or might result in a material adverse change in the business, assets or condition of the General Partner;

                             (vi) during the term of the Partnership, the General Partner will not subject any of its Interests in the Partnership (or its respective right in the future to receive income or profits from the Partnership) to the claims of any creditors;

                             (vii) during the term of the Partnership, the General Partner shall defend at its sole cost and expense any claim made against its Interest in the Partnership (or its respective right in the future to receive income or profits from the Partnership) resulting from the respective indebtedness or the claims of any creditors of the General Partner; and

                             (viii) during the term of the Partnership, the General Partner shall promptly notify the Limited Partners as to (A) any claim asserted or threatened against the General Partner's Interest in the Partnership (including its right in the future to receive income and profits from the Partnership), or against any assets of the Partnership or

                                       62

720885.2
         against any of the respective members of the General Partner and (B) any other obligation entered into by the General Partner or any of the respective members of the General Partner, where such claim or obligation in the judgment of the General Partner might reasonably have a material adverse effect on the Partnership or the Interest of the Limited Partners in the Partnership.

                  (b) Each of the Limited Partners represents and warrants individually and respectively to the General Partner that:

                             (i) it is duly formed and validly existing under the laws of the jurisdiction of its formation or is an individual and has all requisite power and authority to execute, deliver and perform this Agreement;

                             (ii) the execution, delivery and performance of this Agreement by it are within its power, and for Limited Partners that are not individuals, have been authorized by all necessary action and do not contravene any provision of its articles of formation or governance;

                             (iii) this Agreement is a valid and binding obligation of such Limited Partner; and

                             (iv) the execution, delivery and performance of this Agreement by it does not conflict with or result in a breach of any of the provisions of, or constitute a default under, any bond, note or other form of indebtedness, indenture, mortgage, deed of trust, loan agreement or similar instrument, any lease or other agreement or contract to which it is a party or by which any of its property may be bound or any applicable law or order, rule or regulation or any court or governmental agency that has jurisdiction over it or any of its property.

                  SECTION 12.6. Involvement of Ross Dworman & Kenneth F. Bernstein in the Partnership. Ross Dworman and Ken Bernstein, by their respective signatures attached hereto, each respectively acknowledges and agrees as follows: (a) that they are the sole members of the General Partner; (b) that, absent his death or disability, each shall at all times during the term of the Partnership actively participate in such capacity on behalf of the General Partner in the management of the Partnership; and (c) that, without the consent of the Required Partners and absent death or disability of either of them, the ownership of interests in the General Partner shall not be voluntarily transferred,

                                       63

720885.2
pledged or otherwise conveyed other than among such individuals or to or for the benefit of their respective families. Absent death, disability or the consent of the Required Partners, Ross Dworman and Kenneth F. Bernstein each agree that they shall commit sufficient attention, time and effort to the management and operation of the General Partner and through such entity to the management and operation of the Partnership and its Investments as is then reasonably appropriate or required in light of the then activities of the Partnership. Ross Dworman and Kenneth Bernstein will not exercise or transfer (other than due to death or disability) the Share options described in Section 6.1(e)(v) prior to 36 months after the MCT Closing Date.

                  SECTION 12.7. Successors; Counterparts. This Agreement (i) shall be binding as to the executors, administrators, estates, heirs and legal successors of the Partners and (ii) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

                  SECTION 12.8. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under said Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Partnership or to any fee payable by the Partnership is invalid or unenforceable, this Agreement shall be construed or interpreted so as (i) to make it enforceable or valid and (ii) to make the distributions, allocations and fees as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

                  SECTION 12.9. Filings. Following the execution and delivery of this Agreement, the General Partner shall promptly prepare any documents required to be filed and recorded under the Act, and the General Partner shall promptly cause each such

                                       64

720885.2
document to be filed and recorded in accordance with the Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each state in which the Partnership may hereafter establish a place of business. The General Partner shall also promptly cause to be filed, recorded and published such statements of fictitious business name and other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

                  SECTION 12.10. Power of Attorney. Each Limited Partner does hereby constitute and appoint the General Partner as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (i) a Certificate of Limited Partnership of the Partnership, any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Partnership, (ii) any amendments to this Agreement pursuant to Section 12.1 after obtaining the approval of the Limited Partners required for such amendment, (iii) any and all financing statements, continuation statements and other documents necessary or desirable to create, perfect, continue or validate the security interest granted by such Limited Partner or to exercise or enforce the Partnership's rights hereunder with respect to such security interest and
(iv) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other state, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership.

                  The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Limited Partner granting the same or the transfer of all or any portion of such Limited Partner's Interest and (b) extend to such Limited Partner's successors, assigns and legal representatives.

                  SECTION 12.11. No Petition for Partnership Accounting. To the fullest extent permitted by applicable law and except for circumstances involving a breach of this Agreement, each of the Partners covenants that it will not (except with the prior written consent of the General Partner) file any petition or initiate any action or other legal proceeding for Partnership accounting.

                                       65


720885.2

                  SECTION 12.12. Waiver of Action for Partition. Each of the Partners irrevocably waives any right that it may have to maintain any action or other legal proceeding for partition with respect to any of the Partnership's assets.

                  SECTION 12.13. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

                  SECTION 12.14. Additional Documents. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

                  SECTION 12.15. Goodwill. No value shall be placed on the name or goodwill of the Partnership.

                  SECTION 12.16. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party (and any other person designated by such party) at its address or telecopier number set forth on Schedule A hereto or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the General Partner (if such party is a Limited Partner) or to all the Limited Partners (if such party is the General Partner). Each such notice, request or other communication shall be effective (i) if given by telecopier, when transmitted to the number specified pursuant to this Section 12.16 and the appropriate answerback or confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 12.16.

                  SECTION 12.17. Enforcement Costs. In the event any Partner defaults in the performance of its obligations under this Agreement, the Partnership or any non-defaulting Partner enforcing its rights under this Agreement or compelling such defaulting Partner to perform its obligations hereunder shall be entitled to collect from the defaulting Partner all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and costs) expended or incurred in connection with enforcing its rights under this Agreement.

                                       66


720885.2

                  SECTION 12.18. No Third Party Rights. The obligations or rights of the Partnership or any Partners to make or require any Capital Contribution under this Agreement shall not grant any rights to or confer any benefits upon any Person who is not a Partner. The provisions of this Agreement are intended only for the regulation of relations among Partners, putative Partners and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors and does not grant any rights to non- Partner creditors.

                                       67

720885.2

                  IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.


GENERAL PARTNER:
                                   RD New York VI, LLC, a
                                   Delaware limited liability company

                                   /s/ Ross Dworman
                                   ___________________________________
                                   By: Ross Dworman

LIMITED PARTNERS:

                                   Yale University, a Connecticut
                                   Corporation

                                       /s/ David F. Swensen
                                   By:_________________________________
                                      Name:  David F. Swensen

                                   State Street Bank & Trust
                                   as Trustee for the Yale
                                   University Retirement Plan
                                   for Staff Employees


                                   By: /s/  Michael X. Richey
                                      ___________________________________
                                      Name:  Michael X. Richey
                                      Title: Vice President


                                   The Vanderbilt University

                                       /s/ William T. Spitz
                                   By:___________________________________
                                      Name:  William T. Spitz


                                   Carnegie Corporation of
                                   New York

                                       /s/ Jeanmarie C. Grisi
                                   By:____________________________________
                                      Name:  Jeanmarie C. Grisi


Agreement With Respect to
Section 12.6:

/s/ Ross Dworman
__________________________
Ross Dworman


/s/ Kenneth F. Bernstein
___________________________
Kenneth F. Bernstein


                                       68

720885.2

                                   SCHEDULE A
                                   ----------



                                    Partners
                                    --------


General Partner
---------------

RD New York VI, LLC
c/o Acadia Management
20 Soundview Marketplace
Port Washington, NY 11050


Limited Partners
----------------

Yale University
Real Estate
230 Prospect Street
New Haven, CT 06511

Yale University Retirement Plan
for Staff Employees
230 Prospect Street
New Haven, CT 06511

The Vanderbilt University
102 Alumni Hall
Vanderbilt University
Nashville, TN 37240

Carnegie Corporation of New York
437 Madison Avenue
New York, New York 10022



720885.2
                                       A-1

                                   SCHEDULE B
                                   ----------


                                                          Partnership
Name and Address                    Number of Units1      Interest
----------------                    ---------------       ------------
RD New York VI, LLC                        1                    %
Yale University                            25                   %
Yale University Retirement Plan            3                    %
for Staff Employees
The Vanderbilt University                  10                   %
Carnegie Corporation of New York           7                    %



--------

1. Each unit is equal to $1,000,000.

720885.2
                                       B-1

                                   SCHEDULE C
                                   ----------



Name                                                       Interest Percentage
----                                                       -------------------
RD New York VI, LLC                                          %

Yale University                                              %

Yale University Retirement                                   %

Plan for Staff Employees

The Vanderbilt University                                    %

Carnegie Corporation of New                                  %
York


720885.2
                                       C-1

                                   SCHEDULE D


                     TO THE AGREEMENT OF LIMITED PARTNERSHIP
                            OF RD PROPERTIES, L.P. VI

             SCHEDULE OF REIMBURSABLE EXPENSES, PROPERTY MANAGEMENT
           FEES, LEASING FEES AND OTHER TRANSACTION FEES (ss. 3.5(B))
                            (as of November 1, 1997)


         A. Reimbursable Expenses. The following expenses ("Reimbursable Expenses"), to the extent they are related to an Investment, shall be reimbursed by the Partnership to the General Partner to the extent actually incurred by the General Partner or its designated Affiliate:

                  Any expense that would have constituted a Partnership Expense (as defined in Section 3.5 of the Agreement), but which the General Partner or its Affiliate paid or incurred directly; travel costs to and from any Investments located outside of the New York metropolitan area; costs of travel and lodging associated with any Investment or the conducting of any business of the Partnership outside of the New York metropolitan area; telephone and telecopy expenses; postage; photocopy expenses; courier expenses and similar expenses.

The legal fees and costs associated with the drafting and formation of the Partnership and its constituent entities shall be a Reimbursable Expense.

It is understood that the Partnership may be reimbursed for some of such expenses from tenants under the leases for space in some Investments.

         B. Transaction Fees. The following expenses ("Transaction Fees"), to the extent they relate to an Investment, shall be paid by the Partnership to the General Partner or its designated Affiliate in the manner and amount provided herein: Leasing Fees; Property Management Fees; and Construction/Project Management Fees; Legal Fees; and Financing Fees. Such Fees shall be paid by the Partnership in an amount equal to the lesser of (i) the specific amount set forth below and (ii) customary arm's length fees incurred for services similar to those to be provided in the geographic area in which such services are to be provided.

720885.2
                                       D-1

         C.       Leasing Fees and Related Reimbursable Expenses.

                  (a) During the term of the Partnership, in consideration for the General Partner's or its designated Affiliate's supervision and management of the Partnership's leasing activities for such Investment, the Partnership shall pay to the General Partner or its designated Affiliate the leasing fees hereinafter described ("Leasing Fees") with respect to each (i) lease for space in an Investment ("Lease"), (ii) extension or renewal of the term of a Lease, or
(iii) expansion of the premises leased under a Lease (collectively, a "Leasing Event"), entered into by the Partnership during the term of the Partnership. The Partnership shall pay to the General Partner or its designated Affiliate any Leasing Fees payable hereunder within ten (10) day following the end of the month during which full execution of the document giving effect to the Leasing Event occurred.

                  (b) As used in this Paragraph C, the term "Standard Commission" shall have the following meaning: (i) with respect to each new Lease, including any Lease or any amendment relating to expansion of the premises leased under a Lease, (A) for any retail or commercial Lease, 5.0%, or 6.0% on any co-brokered retail or commercial Lease, (not including any pass-through charges such as common area maintenance charges, insurance premiums or taxes that the tenant under such Lease may be obligated to pay or any future percentage rent) (the "Base Rent") required to be paid by the tenant under such Lease during the period from the commencement of the original term of such Lease (the term for this purpose shall be deemed to commence on the commencement of the tenant's rental obligation under the lease after any rent-free buildout period or other free rent period) through the end of the first to occur of the end of the first ten (10) years of such term or the end of the initial term of such Lease, and (B) if the initial term of the Lease is longer than ten years, two and one-half percent (2.5%) of the Base Rent required to be paid by the tenant under such Lease during the period from the eleventh year of such term through the first to occur of the end of the fifteenth year of such term or the end of the initial term of such Lease, and (ii) with respect to each extension or renewal of the term of any lease ("Renewal"), one half of the amount that would be calculated under clause (i) immediately above with respect to each such Renewal if the term of such Renewal were treated as an initial term and the rent payable during such Renewal were treated as the Base Rent payable during such initial term.

                  (c) With respect to any Leasing Event, the Partnership shall pay the following leasing Fees to the General Partner or its designated
Affiliate:

720885.2
                                       D-2

                           (i)  If the Leasing Event occurred solely with the
assistance of a listing broker other than the General Partner or an Affiliate thereof and with no assistance from the General Partner or an Affiliate thereof, there shall be no Leasing Fees.

                           (ii) If the Leasing Event occurred with the
General Partner or an Affiliate thereof acting as the broker with or without the assistance of either a listing broker or a procuring broker (other than the General Partner or an Affiliate thereof), then the General Partner (or such Affiliate) shall be entitled to the Standard Commission in connection with such Leasing Event, provided that the Standard Commission payable to the General Partner or its Affiliates shall be payable based upon the Standard Commission with respect to the first $100,000 of commission for a Leasing Event but (A) be reduced in any co- brokered transaction to 1.5% with respect to the portion, if any, of the commission payable to the General Partner or its Affiliates for such transaction which would exceed $100,000 without applying this proviso and (B) shall be reduced in any transaction other than a co-brokered transaction to 3% with respect to the portion, if any, of the commission for such transaction payable to the General Partner or its Affiliates which would exceed $100,000 without applying this proviso. In addition, any leasing commission payable to the General Partner or its Affiliates in excess of $100,000 shall be payable only after the General Partner has consulted with the Advisory Committee concerning whether the amount of such commission is consistent with an arm's-length commission.

                  The Leasing Fees so payable to the General Partner or the designated Affiliate shall be determined as provided above, without regard to whether (i) any commissions then payable to any procuring broker (other than the General Partner or any Affiliate thereof) are based upon a commission schedule that is structured differently, or (ii) any particular Leasing Event would provide for a third party leasing commission to any other participating broker greater or less than the corresponding Leasing Fees payable to the General Partner or its designated Affiliate hereunder.

                  (d) In addition to the Leasing Fees the Partnership (and not the General Partner or any of its Affiliates) shall be responsible for, and if incurred by the General Partner or any of its Affiliates, the Partnership shall reimburse the General Partner or its Affiliates for the following costs and expenses (the "Leasing Reimbursable Expenses"): (i) all costs incurred in connection with the marketing or the leasing of the space in the Investment, including without limitation, all leasing signs, brochures, floor plans, renderings and space plans, and (ii) all payments due and owing to third party listing brokers or

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                                       D-3

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procuring brokers. All of the Leasing Reimbursable Expenses payable to the
General Partner or any of its Affiliates shall be paid by the Partnership within ten (10) days following the end of the month in respect of which the Leasing Reimbursable Expenses were incurred or paid.

                  (e) The General Partner will cause its Affiliate which provides leasing and management services to provide to the Advisory Committee at least annually, financial statements of such Affiliate, which include the Affiliate's gross revenue and gross expenses.

         D.       Property Management Fee.

                  (a) During the term of the Partnership, in consideration for the General Partner's or its designated Affiliate's performance of property management services as to any Investment (for which management the Partnership has not engaged a management company other than the General partner or its designated Affiliate), the Partnership shall pay to the General Partner or its designated Affiliate an amount (the "Property Management Fee") equal to 4.0% of Gross Revenues with respect to retail and commercial properties and 4.5% of Gross Revenues with respect to residential properties, during the Partnership's ownership of the Investment. The Property Management Fee shall be payable monthly in arrears within ten (10) days after the last day of each calendar month (prorated for any partial calendar month).

                  (b) "Gross Revenues" means with respect to a particular Investment all revenues derived from such Investment, but excluding (i) security deposits made by tenants in such Investment (except to the extent that such security deposits are applied to rent and other amounts payable by tenants of such Investment), (ii) proceeds from the sale or financing of such Investment,
(iii) proceeds from insurance or condemnation with respect to such Investment (except to the extent such proceeds are payments for lost rents or other amounts payable by tenants of such Investment), (iv) all federal, state and local excise, sales, use or rent taxes (other than such real property taxes and other taxes which are payable to the landlord as operating expenses by tenants under Leases), and (v) Capital Contributions made by the Partners to the Partnership in respect of such Investment.

                  (c) Fees with respect to Investments that are debt obligations shall be paid to the extent the General Partner or an Affiliate perform services with respect to such Investments, in an amount equal to the cost incurred by the General Partner or its Affiliate in performing such services.

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                                       D-4

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         E. Construction/Project Management Fee. During the term of the
Agreement, in consideration for the General Partner's or its designated Affiliate's performance of construction or project management services that the General Partner or its designated Affiliate, after consultation with the Advisory Committee, elects to perform (rather than causing the Partnership to retain a separate construction or project manager), with respect to any Investment, the Partnership shall pay to the General Partner or its designated Affiliate an amount (the "Construction/Project Management Fee") equal to 7.5% of the hard costs for the construction project ("Construction Project") whether for retail, commercial or residential space. If the Construction/Project Management Fee is not to be a fixed fee but rather is to be based on the Construction Costs of a Construction Project, then, "Construction Costs" shall mean the total construction costs to the Partnership of all elements of the Construction Project managed by the General Partner or its designated Affiliate, including, without limitation, all architect's and engineering fees, and all amounts payable to contractors and subcontractors with respect to the Construction Project; provided, however, that Construction Costs shall not include the Construction/Project Management Fee.

         F. Legal Fees. During the term of the Agreement, in consideration for the General Partner's or its designated Affiliate's performance of any legal services that the General Partner or its designated Affiliate, performs through an attorney, with respect to any Investment, the Partnership shall pay to the General Partner or its designated Affiliate an amount (the "Legal Fee") equal to $175.00 per hour, plus expenses. This fee may be increased by the General Partner, upon prior notification to the Advisory Committee, by up to 4% per year.

         G. Financing Fees. In lieu of an outside mortgage banker, the General Partner may cause an Affiliate to provide mortgage banking services. In such event, the services shall be provided at cost and subject to reasonable prior approval of the Advisory Committee.


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                                   SCHEDULE E



                               Sister Partnerships

                             RD Properties, L.P. VI
                             RD Properties, L.P. VIA
                             RD Properties, L.P. VIB







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                                       E-1

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                                   SCHEDULE F


                        FUNDS FROM OPERATIONS METHODOLOGY

720885.2
                                       F-1

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                                     SECOND
                              AMENDED AND RESTATED
                                  AGREEMENT OF
                               LIMITED PARTNERSHIP

                                       OF

                             RD PROPERTIES, L.P. VI



                                  By and Among

                               RD New York VI, LLC
                      a Delaware limited liability company,
                             as the General Partner,


                                       and


                     certain other individuals and entities

                               as Limited Partners


                                   dated as of
                                 January 1, 1998




720885.2

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
                                                 TABLE OF CONTENTS


                                                                                                      Page


ARTICLE I

         DEFINITIONS..............................................................................................1
         SECTION 1.1.  Definitions................................................................................1
         SECTION 1.2.  Interpretation.............................................................................9
         SECTION 1.3.  Consent and Approvals.....................................................................10

ARTICLE II

         GENERAL PROVISIONS......................................................................................11
         SECTION 2.1.  Partnership Name..........................................................................11
         SECTION 2.2.  Principal Office; Delaware Office; Agent for
                           Service of Process....................................................................11
         SECTION 2.3.  Purposes of the Partnership...............................................................11
         SECTION 2.4.  Liability of Limited Partners Generally...................................................12
         SECTION 2.5.  Fiscal Year...............................................................................12
         SECTION 2.6.  Security Interest.........................................................................12

ARTICLE III

         MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP............................................................12
         SECTION 3.1.  Management Generally......................................................................12
         SECTION 3.2.  Authority of the General Partner..........................................................12
         SECTION 3.3.  Major Decisions Requiring Consent of the
                           Limited Partners......................................................................13
         SECTION 3.4.  Expenses..................................................................................14
         SECTION 3.5.  Books and Records; Accounting Method;
                           Valuation.............................................................................17
         SECTION 3.6.  Tax Elections.............................................................................17
         SECTION 3.7.  Tax Matters Partner.......................................................................17
         SECTION 3.8.  Reliance by Third Parties.................................................................18
         SECTION 3.9.  Meetings of Partners......................................................................18

ARTICLE IV

         INVESTMENTS AND INVESTMENT OPPORTUNITIES................................................................20
         SECTION 4.1.  Investments Generally.....................................................................20
         SECTION 4.2.  Restriction on Investments by the General
                           Partner...............................................................................20
         SECTION 4.3.  Permitted Investments.....................................................................21
         SECTION 4.4.  Restrictions on Advisory Work.............................................................21
         SECTION 4.5.  Investment in Sub-Tier Entities...........................................................22
         SECTION 4.6.  Additional Rights of Limited Partner with
                           Respect to the Investment.............................................................24


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

                                                                                                               Page


ARTICLE V

         CAPITAL COMMITMENTS AND CAPITAL CONTRIBUTIONS...........................................................28
         SECTION 5.1.  Capital Commitments.......................................................................28
         SECTION 5.2.  Drawdown Procedures.......................................................................28
         SECTION 5.3.  Default Loans.............................................................................31
         SECTION 5.4.  Non-Payment of Default Loans..............................................................33
         SECTION 5.5.  Defaults not Supported by Default Loans...................................................34
         SECTION 5.6.  Temporary Investment of Funds.............................................................35

ARTICLE VI

         DISTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS.........................................................36
         SECTION 6.1.  Distributions.............................................................................36
         SECTION 6.2.  Preferred Return..........................................................................40
         SECTION 6.3.  Capital Accounts..........................................................................41
         SECTION 6.4.  Allocations of Net Income and Net Loss....................................................42
         SECTION 6.5.  Other Allocations.........................................................................43
         SECTION 6.6.  Tax Allocations...........................................................................45
         SECTION 6.7.  Distributions in Kind.....................................................................45
         SECTION 6.8.  Setoff and Withholding of Certain Amounts.................................................46
         SECTION 6.9.  Withdrawal and Return of Capital..........................................................46
         SECTION 6.10. Deemed Partnerships.......................................................................47

ARTICLE VII

         REPORTS TO LIMITED PARTNERS.............................................................................47
         SECTION 7.1.  Reports...................................................................................47

ARTICLE VIII

         EXCULPATION AND INDEMNIFICATION.........................................................................49
         SECTION 8.1.  Exculpation and Indemnification...........................................................49

ARTICLE IX

         DURATION AND DISSOLUTION OF THE PARTNERSHIP.............................................................51
         SECTION 9.1.  Duration..................................................................................51
         SECTION 9.2.  Dissolution...............................................................................51
         SECTION 9.3.  Winding Up of Partnership.................................................................52
         SECTION 9.4.  Distribution Upon Dissolution of the
                           Partnership...........................................................................52

ARTICLE X

         TRANSFERABILITY OF GENERAL PARTNER'S INTEREST...........................................................53
         SECTION 10.1.  Transferability of General Partner's
                           Interest..............................................................................54
         SECTION 10.2.  Removal of the General Partner...........................................................54

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                                                                                    Page
         SECTION 10.3.  Withdrawal of the General Partner........................................................55

ARTICLE XI

         TRANSFERABILITY OF A LIMITED PARTNER'S INTEREST.........................................................55
         SECTION 11.1.  Restrictions on Transfer.................................................................55
         SECTION 11.2.  Expenses of Transfer; Indemnification....................................................56
         SECTION 11.3.  Recognition of Transfer..................................................................56
         SECTION 11.4.  Transfers During a Fiscal Year...........................................................57
         SECTION 11.5.  Withdrawal of a Limited Partner..........................................................58

ARTICLE XII

         MISCELLANEOUS...........................................................................................58
         SECTION 12.1.  Amendment to the Agreement...............................................................58
         SECTION 12.2.  Approvals................................................................................58
         SECTION 12.3.  Consultation with the Limited Partners...................................................58
         SECTION 12.4.  Investment Representation................................................................60
         SECTION 12.5.  Representations..........................................................................61
         SECTION 12.6.  Involvement of Ross Dworman & Kenneth F.
                           Bernstein in the Partnership..........................................................63
         SECTION 12.7.  Successors; Counterparts.................................................................64
         SECTION 12.8.  Governing Law; Severability..............................................................64
         SECTION 12.9.  Filings..................................................................................64
         SECTION 12.10. Power of Attorney........................................................................65
         SECTION 12.11. No Petition for Partnership Accounting...................................................65
         SECTION 12.12. Waiver of Action for Partition...........................................................66
         SECTION 12.13. Headings.................................................................................66
         SECTION 12.14. Additional Documents.....................................................................66
         SECTION 12.15. Goodwill.................................................................................66
         SECTION 12.16. Notices..................................................................................66
         SECTION 12.17. Enforcement Costs........................................................................66
         SECTION 12.18. No Third Party Rights....................................................................67


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